                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                           KING PHARMACEUTICALS, INC.,

                    THE SUBSIDIARY GUARANTORS PARTIES HERETO,

                                       AND

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.,
                                   AS TRUSTEE

                    1 1/4% CONVERTIBLE SENIOR NOTES DUE 2026

                                    INDENTURE

                           DATED AS OF MARCH 29, 2006

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions...............................................     1
Section 1.02.  Other Definitions.........................................    10
Section 1.03.  Incorporation by Reference of Trust Indenture Act.........    11
Section 1.04.  Rules of Construction.....................................    11

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01.  Title; Amount and Issue of Securities; Principal and
               Interest..................................................    12
Section 2.02.  Form of Securities........................................    13
Section 2.03.  Legends...................................................    14
Section 2.04.  Execution and Authentication..............................    18
Section 2.05.  Registrar and Paying Agent................................    19
Section 2.06.  Paying Agent to Hold Money in Trust.......................    20
Section 2.07.  Securityholder Lists......................................    20
Section 2.08.  General Provisions Relating to Transfer and Exchange......    21
Section 2.09.  Book-Entry Provisions for the Global Securities...........    22
Section 2.10.  Special Transfer Provisions...............................    24
Section 2.11.  Mutilated, Destroyed, Lost or Stolen Securities...........    25
Section 2.12.  Outstanding Securities....................................    26
Section 2.13.  Temporary Securities......................................    27
Section 2.14.  Cancellation..............................................    27
Section 2.15.  Payment of Interest; Defaulted Interest...................    28
Section 2.16.  Computation of Interest...................................    29
Section 2.17.  Cusip and ISIN Numbers....................................    29
Section 2.18.  Contingent Debt Tax Treatment.............................    29
Section 2.19.  Calculation Of Tax Original Issue Discount................    30

                                    ARTICLE 3
                                    COVENANTS

Section 3.01.  Payment of Securities.....................................    30
Section 3.02.  Financial Statements......................................    31
Section 3.03.  Maintenance of Office or Agency...........................    31
Section 3.04.  Corporate Existence.......................................    32
Section 3.05.  Compliance Certificate....................................    32
Section 3.06.  Further Instruments and Acts..............................    32
Section 3.07.  Statement by Officers as to Default.......................    32

Section 3.08.  Contingent Interest and Liquidated Damages................    32
Section 3.09.  Resale of the Securities..................................    33

                                    ARTICLE 4
                                SUCCESSOR COMPANY

Section 4.01.  Consolidation, Merger and Sale of Assets..................    33

                                    ARTICLE 5
                            REDEMPTION OF SECURITIES

Section 5.01.  Optional Redemption.......................................    34
Section 5.02.  Election to Redeem; Notice to Trustee.....................    35
Section 5.03.  Selection by Trustee of Securities to be Redeemed.........    35
Section 5.04.  Notice of Redemption......................................    36
Section 5.05.  Deposit of Redemption Price...............................    37
Section 5.06.  Securities Payable on Redemption Date.....................    37
Section 5.07.  Securities Redeemed in Part...............................    37

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.  Events of Default.........................................    38
Section 6.02.  Acceleration..............................................    40
Section 6.03.  Other Remedies............................................    40
Section 6.04.  Waiver of Past Defaults...................................    40
Section 6.05.  Control by Majority.......................................    41
Section 6.06.  Limitation on Suits.......................................    41
Section 6.07.  Rights of Holders to Receive Payment......................    42
Section 6.08.  Collection Suit by Trustee................................    42
Section 6.09.  Trustee May File Proofs of Claim..........................    42
Section 6.10.  Priorities................................................    43
Section 6.11.  Restoration of Rights and Remedies........................    43
Section 6.12.  Undertaking of Costs......................................    43

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.  Duties of Trustee.........................................    44
Section 7.02.  Rights of Trustee.........................................    45
Section 7.03.  Individual Rights of Trustee..............................    46
Section 7.04.  Trustee's Disclaimer......................................    47
Section 7.05.  Notice of Defaults........................................    47
Section 7.06.  Reports by Trustee to Holders.............................    47
Section 7.07.  Compensation and Indemnity................................    47
Section 7.08.  Replacement of Trustee....................................    48
Section 7.09.  Successor Trustee by Merger...............................    49

Section 7.10.  Eligibility; Disqualification.............................    50
Section 7.11.  Preferential Collection of Claims Against Company.........    50
Section 7.12.  Trustee's Application for Instruction from the Company....    50

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.01.  Discharge of Liability on Securities......................    50
Section 8.02.  Reinstatement.............................................    52
Section 8.03.  Officers' Certificate; Opinion of Counsel.................    52

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.01.  Without Consent of Holders................................    52
Section 9.02.  With Consent of Holders...................................    53
Section 9.03.  Compliance with Trust Indenture Act.......................    55
Section 9.04.  Revocation and Effect of Consents and Waivers.............    55
Section 9.05.  Notation on or Exchange of Securities.....................    56
Section 9.06.  Trustee to Sign Amendments................................    56

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEE

Section 10.01. Subsidiary Guarantee......................................    56
Section 10.02. Limitation on Liability; Termination, Release and
               Discharge Upon Merger or Consolidation; Termination on
               Conversion................................................    58
Section 10.03. Right of Contribution.....................................    59
Section 10.04. No Subrogation............................................    60
Section 10.05. Future Subsidiaries.......................................    60

                                   ARTICLE 11
                 PURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL
                    CHANGE; PURCHASE AT THE OPTION OF HOLDERS

Section 11.01. Purchase at the Option of the Holder Upon a Fundamental
               Change....................................................    60
Section 11.02. Purchase of Securities at the Option of the Holder........    63
Section 11.03. Further Conditions and Procedures for Purchase at the
               Option of the Holder Upon a Fundamental Change and
               Purchase of Securities at the Option of the Holder........    65

                                   ARTICLE 12
                                   CONVERSION

Section 12.01. Conversion of Securities..................................    69
Section 12.02. Adjustments to Conversion Rate............................    73

Section 12.03. Adjustment Upon Certain Fundamental Changes...............    82
Section 12.04. Effect of Reclassification, Consolidation, Merger
               or Sale...................................................    84
Section 12.05. Responsibility of Trustee.................................    85
Section 12.06. Notice to Holders Prior to Certain Actions................    86
Section 12.07. Stockholder Rights Plan...................................    87
Section 12.08. Exchange in Lieu of Conversion............................    87

                                   ARTICLE 13
                               CONTINGENT INTEREST

Section 13.01. Contingent Interest.......................................    88
Section 13.02. Payment of Contingent Interest............................    88
Section 13.03. Contingent Interest Notification..........................    89

                                   ARTICLE 14
                                  MISCELLANEOUS

Section 14.01. Trust Indenture Act Controls..............................    89
Section 14.02. Notices...................................................    89
Section 14.03. Communication by Holders with other Holders...............    90
Section 14.04. Certificate and Opinion as to Conditions Precedent........    90
Section 14.05. Statements Required in Certificate or Opinion.............    91
Section 14.06. When Securities Disregarded...............................    91
Section 14.07. Rules by Trustee, Paying Agent and Registrar..............    91
Section 14.08. Legal Holidays............................................    91
Section 14.09. Governing Law; Waiver of Jury Trial.......................    92
Section 14.10. No Recourse Against Others................................    92
Section 14.11. Successors................................................    92
Section 14.12. Multiple Originals........................................    92
Section 14.13. Qualification of Indenture................................    92
Section 14.14. Table of Contents; Headings...............................    93
Section 14.15. Severability Clause.......................................    93

EXHIBIT A Form of the Security
EXHIBIT B Form of Indenture Supplement to Add Subsidiary Guarantors

     INDENTURE dated as of March 29, 2006, among KING PHARMACEUTICALS, INC., a Tennessee corporation (the "COMPANY"), THE SUBSIDIARY GUARANTORS (as defined herein) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (the "TRUSTEE").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 1 1/4% Convertible Senior Notes due 2026 (the "SECURITIES") on the date hereof and the guarantees thereof by the Subsidiary Guarantors.

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01. Definitions.

     "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing; provided, however, that the existence of a management contract by the Company or an Affiliate of the Company to manage another entity shall not be deemed to be control.

     "AVERAGE PRICE" means, in connection with any Securities being converted, the average of the Sales Prices during the related Conversion Period; provided that if the related Conversion Date for such Securities occurs at any time on or following a Termination of Trading until and including the related Fundamental Change Repurchase Date, the Average Price will be the higher of (a) the average of the Sale Prices of Common Stock for the 10 consecutive Trading Days immediately preceding the Trading Day on which such Termination of Trading occurred and (b) the average of the Sale Prices for Common Stock in the over-the-counter market for each Trading Day in the related Conversion Period as reported by the National Quotation Bureau or similar organization.

     "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar federal or state law for the relief of debtors.

     "BENEFICIAL OWNER" shall mean any person who is considered a beneficial owner of a security in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act.

     "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

     "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     A "CHANGE OF CONTROL" shall be deemed to have occurred at such time after the original issuance of the Securities when any of the following occurs:

     (1) any "person" or "group" within the meaning of Section 13(d) of the Exchange Act (including any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act), other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any such Subsidiary, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect Beneficial Owner of Common Equity of the Company representing more than 50% of the voting power of the Company's Common Equity;

     (2) consummation of any transaction or event (whether by means of a liquidation, share exchange, tender offer, exchange offer, consolidation, recapitalization, reclassification, merger of the Company or any sale, lease or other transfer of the consolidated assets of the Company and its Subsidiaries) or a series of related transactions or events pursuant to which 90% or more of Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property; provided, however, that a Change of Control shall not be deemed to have occurred pursuant to this clause (2) if 100% of the consideration, excluding cash payments for fractional shares or cash payments made in respect of dissenters' appraisal rights, if any, in such transaction or event consists of shares of common stock traded on a United States national securities exchange or quoted on the

          Nasdaq National Market, or which shall be so traded or quoted when issued or exchanged in connection with such transaction or event (such securities being referred to as "PUBLICLY TRADED SECURITIES") and as a result of such transaction or event, the Securities become convertible solely into such Publicly Traded Securities pursuant to the terms of this Indenture; or

     (3) Continuing Directors cease to constitute at least a majority of the Company's board of directors.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMON EQUITY" of any Person means capital stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

     "COMMON STOCK" means the Company's Common Stock, no par value.

     "COMPANY" means King Pharmaceuticals, Inc. or its successors and assigns.

     "CONTINUING DIRECTOR" means a director who either was a member of the Company's board of directors on March 24, 2006 or who becomes a member of the Company's board of directors subsequent to that date and whose appointment, election or nomination for election by stockholders of the Company, is duly approved by a majority of the Continuing Directors on the board of directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire board of directors of the Company in which such individual is named as nominee for director.

     "CONVERSION AGENT" means the office or agency appointed by the Company where Securities may be presented for conversion. The Conversion Agent appointed by the Company shall initially be the Trustee.

     "CONVERSION PERIOD" means, for any Securities being converted, the 10 consecutive Trading Day period commencing on the fourth Trading Day following the related Conversion Date.

     "CONVERSION PRICE" means, in respect of each $1,000 principal amount of Securities, $1,000 divided by the Conversion Rate, as may be adjusted from time to time as set forth herein.

     "CONVERSION RATE" means, in respect of each $1,000 principal amount of Securities, initially 48.0031 shares of Common Stock, subject to adjustments as set forth herein.

     "CURRENT MARKET PRICE" means, in respect of the Common Stock and a dividend or distribution on the Common Stock, on any day, the average of the Sales Price of the Common Stock over the 10 consecutive Trading Day period ending on the earlier of such day and the day before the Ex-Dividend Date with respect to such dividend or distribution.

     "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "DAILY SHARE AMOUNT" means, for each $1,000 principal amount of Securities converted and each Trading Day in the related Conversion Period for such Securities, an amount equal to the greater of:

     (1)  zero; and

     (2) a number of shares of Common Stock determined by the following formula:

[(Sale Price of Common Stock on such Trading Day x applicable Conversion Rate) - $1,000]
[--------------------------------------------------------------------------------------]
[              10 x Sale Price of Common Stock on such Trading Day                     ]

     "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "DEFINITIVE SECURITIES" means certificated Securities that are not Global Securities.

     "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company pursuant to the terms of this Indenture.

     "EX-DIVIDEND DATE" means, in respect of a dividend or distribution to holders of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock to its buyer.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "FAIR MARKET VALUE" means the amount that a willing buyer would pay a willing seller in an arm's length transaction.

     A "FUNDAMENTAL CHANGE" shall be deemed to have occurred at such time after the original issuance of the Securities upon a Change of Control or a Termination of Trading.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession as in effect from time to time.

     "GLOBAL SECURITIES" means certificated Securities in global form, without interest coupons, substantially in the form of Exhibit A hereto and registered in the name of DTC or a nominee of DTC.

     "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Security is registered in the Securities Register.

     "INDENTURE" means this Indenture, as amended or supplemented from time to time.

     "INITIAL PURCHASERS" mean Citigroup Global Markets Inc. and the several parties named in Schedule I to the Purchase Agreement, as initial purchasers under the Purchase Agreement.

     "ISSUE DATE" means March 29, 2006.

     "LIQUIDATED DAMAGES" means all amounts, if any, payable pursuant to Section 2 of the Registration Rights Agreement.

     "OFFERING MEMORANDUM" means the offering memorandum, dated March 24, 2006, relating to the offering by the Company of the Securities.

     "OFFICER" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. The term Officer of any Subsidiary Guarantor has a correlative meaning.

     "OFFICERS' CERTIFICATE" means a certificate signed by two Officers or attorneys-in-fact or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company or the Subsidiary Guarantors, as applicable.

     "OPINION OF COUNSEL" means a written opinion from legal counsel that meets the requirements of Section 14.05. The counsel may be an employee of or counsel to the Company.

     "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

     "PREFERRED STOCK", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "PURCHASE AGREEMENT" means the Purchase Agreement dated as of March 24, 2006 between the Company and the Initial Purchasers relating to the initial purchase and sale of the Securities.

     "QIB" means any "qualified institutional buyer" (as term is defined in Rule
144A).

     The "QUORUM" at any meeting called to adopt a resolution will be Persons holding or representing a majority in aggregate principal amount of the then outstanding Securities.

     "RECORD DATE" means, in respect of a dividend or distribution to holders of Common Stock, the date fixed for determination of holders of Common Stock entitled to receive such dividend or distribution.

     "REDEMPTION DATE" means, with respect to any redemption of Securities, the date of redemption with respect thereto.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated as of the Issue Date among the Initial Purchasers, the Subsidiary Guarantors and the Company.

     "REGULAR RECORD DATE" for the payment of interest on the Securities (including Contingent Interest and Liquidated Damages, if any), means the March 15 (whether or not a Business Day) immediately preceding an interest payment date on April 1 and the September 15 (whether or not a Business Day) immediately preceding an interest payment date on October 1.

     "RULE 144A" means Rule 144A under the Securities Act.

     "SALE PRICE" of the Common Stock (or any security for which a Sale Price must be determined) on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and average asked prices) on that date as reported in transactions for the principal U.S. securities exchange on which the Common Stock (or such security) is traded or, if the Common Stock (or such security) is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. The Sale Price will be determined without reference to after-hours or extended market trading.

     If the Common Stock (or such security) is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the Sale Price shall be the last reported sale price for the Common Stock (or such security) in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

     If the Common Stock (or such security) is not so quoted, the Sale Price shall be the average of the mid-point of the last bid and asked prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES" has the meaning ascribed to it in the second introductory paragraph of this Indenture.

     "SECURITIES ACT" means the Securities Act of 1933 (15 U.S.C. Sections 77a -
77aa), as amended, and the rules and regulations of the SEC promulgated thereunder.

     "SECURITIES CUSTODIAN" means the custodian with respect to the Global Security (as appointed by DTC), or any successor Person thereto and shall initially be the Trustee.

     "SECURITIES REGISTER" means the register of Securities, maintained by the Registrar, pursuant to Section 2.05.

     "SENIOR CREDIT FACILITY" means (i) the Credit Agreement dated as of April 23, 2002, among the Company, Credit Suisse First Boston, Cayman Islands Branch, as administrative agent, collateral agent, and swingline lender, Bank of America, N.A., J.P. Morgan Securities Inc. and UBS Warburg, as co-syndication agents and Wachovia Bank National Association as documentation agent, and the lenders named therein, as amended from time to time, and (ii) any amendment, modification, renewal, extension or refinancing thereof.

     "SHELF REGISTRATION STATEMENT" shall have the meaning contemplated by and in accordance with the terms of the Registration Rights Agreement.

     "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of clauses (1) and (2) of the definition thereof in Rule 1-02 of Regulation S-X under the Securities Act.

     "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

     "STOCK PRICE" means, in respect of Securities being converted to which Additional Shares will be added to the Conversion Rate pursuant to Section 12.03, the Sale Price per share of Common Stock, or the Reference Property, as applicable, on the related Conversion Date for such Securities.

     "SUBSIDIARY" of the Company means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by the Company and one or more Subsidiaries of the Company or by one or more Subsidiaries of the Company or (ii) any other Person (other than a corporation) in which the Company, one or more Subsidiaries of the Company or the Company and one or more Subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has greater than a 50% ownership interest.

     "SUBSIDIARY GUARANTEE" means, individually, the guarantee of payment of the Securities by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indenture hereto (including pursuant to Exhibit B), and, collectively, all such guarantees. Each such Subsidiary Guarantee will be in the form prescribed by this Indenture.

     "SUBSIDIARY GUARANTOR" means each Subsidiary of the Company that is organized in the United States, as set forth in Schedule B hereto, and any other Subsidiary created or acquired by the Company and organized in the United States that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture; provided, however, that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with this Indenture, such Person shall cease to be a Subsidiary Guarantor;

     "TAX ORIGINAL ISSUE DISCOUNT" means the amount of ordinary interest income on a Security that must be accrued as original issue discount for U.S. federal income tax purposes pursuant to Treasury regulations section 1.1275-4.

     A "TERMINATION OF TRADING" shall be deemed to have occurred if the Common Stock (or other Reference Property into which the Securities are then convertible) is neither listed for trading on the New York Stock Exchange, nor approved for trading on the Nasdaq National Market, nor traded in the over-the-counter market as reported by the National Quotation Bureau or similar organization.

     "TIA" or "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa 77bbbb), as in effect on the date of this Indenture, except as provided in Section 9.03.

     "TRADING DAY" means a day during which trading in securities generally occurs on the New York Stock Exchange (or, if the Common Stock is not traded on the New York Stock Exchange, on the principal other market on which the Common Stock is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either the New York Stock Exchange (or, if applicable, such other market) in its entirety or only the shares of the Common Stock (by reason of movements in price exceeding limits permitted by the relevant market on which the Common Stock are traded or otherwise) or on which the New York Stock Exchange (or, if applicable, such other market) cannot clear the transfer of Common Stock due to an event beyond the Company's control.

     "TRADING PRICE" of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Trustee for $5,000,000 principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Security from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of the Securities will be the Sale Price of Common Stock on such date of determination multiplied by the then applicable Conversion Rate.

     "TRUSTEE" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "TRUST OFFICER" means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture.

     "UCC" means the Uniform Commercial Code as in effect in the State of New York.

     Section 1.02. Other Definitions.

TERM                                   DEFINED IN SECTION
----                                   ------------------
"Additional Shares"                       12.03
"Adjustment Event"                        12.02(o)
"Agent"                                    3.03
"Agent Members"                            2.09
"Authenticating Agent"                     2.04
"Certificate of Destruction"               2.14
"Company Notice"                          11.03(a)
"Company Notice Date"                     11.03(a)
"Company Order"                            2.04
"Conversion Date"                         12.01(b)
"Conversion Period"                       12.01(c)
"Conversion Value"                         2.01(c)(i)
"Contingent Interest"                     13.01
"Defaulted Interest"                       2.15
"Determination Date"                      12.02(o)
"Effective Date"                          12.03(b)
"Event of Default"                         6.01
"Expiration Date"                         12.02(e)
"Fundamental Change Purchase Date"        11.01
"Fundamental Change Purchase Notice"      11.01(b)
"Fundamental Change Purchase Price"       11.01
"Global Security Legend"                   2.03(a)(iv)
"Legal Holiday"                           14.08
"Measurement Period"                      13.01
"Net Cash"                                12.01(c)(ii)
"Net Shares"                              12.01(c)(ii)
"Obligations"                             10.01
"Paying Agent"                             2.05
"Principal Return"                        12.01(c)(i)
"Purchase Date"                           11.02(a)
"Purchase Notice"                         11.02(a)(i)
"Purchase Price"                          11.02(a)
"Purchased Shares"                        12.02(e)
"Reorganization Event"                    12.04(a)
"Reference Property"                      12.04(a)
"Registrar"                                2.05
"Redemption Price"                         5.01

TERM                                   DEFINED IN SECTION
----                                   ------------------
"Restricted Securities"                    2.03(a)
"Restricted Securities Legend"             2.03(a)
"Settlement Amount"                       12.01(c)
"Special Interest Payment Date"            2.15(a)
"Special Record Date"                      2.15(a)
"Spin-Off"                                12.02(c)
"Successor Company"                        4.01(a)

     Section 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "COMMISSION" means the SEC.

     "INDENTURE SECURITIES" means the Securities.

     "INDENTURE SECURITY HOLDER" means a Securityholder.

     "INDENTURE TO BE QUALIFIED" means this Indenture.

     "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

     "OBLIGOR" on the indenture securities means the Company and any other obligor on the Securities.

     All other TIA terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     Section 1.04. Rules of Construction. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) "including" means including without limitation;

     (e) words in the singular include the plural and words in the plural include the singular;

     (f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

     (g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                    ARTICLE 2
                                 THE SECURITIES

     Section 2.01. Title; Amount and Issue of Securities; Principal and Interest. (a) The Securities shall be known and designated as the "1 1/4% Convertible Senior Notes due 2026" of the Company. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is initially limited to $400 million (or up to $460 million if the Initial Purchasers exercise their option to purchase additional Securities pursuant to the Purchase Agreement), except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.04, 2.08, 2.09, 2.10, 2.11, 2.13, 5.07,
9.05, 11.03, or 12.01. The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

     (b) The Securities shall mature on April 1, 2026.

     (c) Interest on the Securities shall accrue from and including the date specified on the face of such Securities until the principal thereof is paid or made available for payment. Interest shall be payable semi-annually in arrears on April 1 and October 1 in each year, commencing October 1, 2006.

     (d) A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest (including any Contingent Interest and Liquidated Damages) on such Security on the corresponding interest payment date. Holders of Securities as of the close of business on a Regular Record Date will receive payment of interest (including any Contingent Interest and Liquidated Damages) payable on the corresponding interest payment date notwithstanding the conversion of such Securities at any time after the close of business on such Regular Record Date. Securities surrendered for conversion during the period after the close of business on any Regular Record Date but prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest (including any Contingent Interest and Liquidated Damages) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Contingent Interest and Liquidated Damages) need be made by any converting Holder (i) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding interest payment date, (ii) if the Company has specified a Fundamental Change Purchase Date during such period, or (iii) to the extent of any overdue interest (including any Contingent Interest and Liquidated Damages) existing at the time of conversion of such Security. Except where Securities surrendered for conversion must be accompanied by payment as described above, no interest, Contingent Interest or Liquidated Damages on converted Securities will be payable by the Company on any interest payment date subsequent to the date of conversion and delivery of the cash and shares of Common Stock, if applicable, pursuant to Article 12 hereunder, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company's obligation to pay the principal amount of the Securities and accrued and unpaid interest and Liquidated Damages and Contingent Interest, if any, to, but not including, the related Conversion Date.

     (e) Principal of and interest (including Contingent Interest and Liquidated Damages, if any) on, Global Securities shall be payable to DTC in immediately available funds.

     (f) Principal on Definitive Securities shall be payable at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the corporate trust office of the Trustee at The Bank of New York Trust Company, N.A., 101 Barclay Street, Floor 21W, New York, NY 10286. Interest (including Contingent Interest and Liquidated Damages, if any), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder's account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

     Section 2.02. Form of Securities.

     (a) Except as otherwise provided pursuant to this Section 2.02, the Securities are issuable in fully registered form without coupons in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.03. The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

     (b) The Securities shall be issued initially in the form of one or more permanent Global Securities, with the applicable legends as provided in Section
2.03. Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of DTC or its nominee and retained by the Trustee, as Securities Custodian, at its corporate trust office, for credit to the accounts of the Agent Members holding the Securities evidenced thereby. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Securities Custodian, and of DTC or its nominee, as hereinafter provided.

     Section 2.03. Legends.

     (a) Restricted Securities Legends. Each Security issued hereunder shall, upon issuance, bear the legend set forth in Section 2.03(a)(i), and each Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security issued hereunder, shall, upon issuance, unless as otherwise set forth below, bear the legend set forth in Section 2.03(a)(ii) (each such legend, a "RESTRICTED SECURITIES LEGEND"), and such legend shall not be removed except as provided in Section 2.03(a)(iii). Each Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(a)(i) (together with each Common Stock certificate representing shares of the Common Stock issued upon conversion of such Security that bears or is required to bear the Restricted Securities Legend set forth in Section 2.03(a)(ii), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.03(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder's acceptance thereof, shall be deemed to have agreed to be bound by all such restrictions on transfer.

     As used in Section 2.03(a), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

          (i) Restricted Securities Legend for Securities.

     Except as provided in Section 2.03(a)(iii), any certificate evidencing such Security (and all Securities issued in exchange therefor or substitution thereof, other than stock certificates representing shares of the Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in
Section 2.03(a)(ii), if applicable) shall bear a Restricted Securities Legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY GUARANTOR OF THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR
(D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

          (ii) Restricted Securities Legend for the Common Stock Issued Upon Conversion of the Securities.

     Each stock certificate representing Common Stock issued upon conversion of Securities bearing a Restricted Securities Legend will, subject to the availability of a Shelf Registration Statement and registration thereunder as set forth in the Registration Rights Agreement, bear the following legend:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT

AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES (1) THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER; (B) UNDER A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, ALL IN COMPLIANCE WITH RULE 144A (IF AVAILABLE); OR (D) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (2) THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE TRANSFER AGENT AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          (iii) Removal of the Restricted Securities Legends.

     The Restricted Securities Legend may be removed from any Security or any Common Stock certificate representing shares of the Common Stock issued upon conversion of any Security if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company, that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Security or shares of the Common Stock issued upon conversion of Securities, as the case may be, will not violate the registration requirements of the Securities Act or the qualification requirements under any state securities laws. Upon provision of such satisfactory evidence to the Company, at the written direction of the Company, (i) in the case of a Security, the Trustee shall authenticate and deliver in exchange for such Security another Security or Securities having an equal aggregate principal amount that does not bear such legend or (ii) in the case of a Common Stock certificate representing shares of the Common Stock, the transfer agent for the Common Stock shall authenticate and deliver in exchange for the Common Stock certificate or certificates representing such shares of Common Stock bearing such legend, one or more new Common Stock certificates representing a like aggregate number of shares of Common Stock that do not bear such legend. If the Restricted Securities Legend has been removed from a Security or Common Stock certificates representing shares of the Common Stock issued upon conversion of any Security as provided above, no other Security issued in exchange for all or any part of such Security, or no other

Common Stock certificates issued in exchange for such Common Stock shall bear such legend, unless the Company has reasonable cause to believe that such other Security is a "restricted security" (or such shares of Common Stock are "restricted securities") within the meaning of Rule 144 and instructs the Trustee in writing to cause a Restricted Securities Legend to appear thereon.

     Any Security (or Security issued in exchange or substitution therefor) as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a)(i) as set forth therein have been satisfied may, upon surrender of such Security for exchange to the Registrar in accordance with the provisions of Section 2.08, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restricted Securities Legend required by Section 2.03(a)(i).

     Any Common Stock certificate representing shares of Common Stock issued upon conversion of any Security as to which the conditions for removal of the Restricted Securities Legend set forth in Section 2.03(a)(ii) have been satisfied may, upon surrender of the Common Stock certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new Common Stock certificate or certificates representing a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend.

          (iv) Global Security Legend.

     Each Global Security shall also bear the following legend (the "GLOBAL SECURITY LEGEND") on the face thereof:

"UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND

TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO IN THE TERMS OF SECURITIES ATTACHED HERETO."

          (v) Legend for Definitive Securities.

     Definitive Securities, in addition to the legend set forth in Section 2.03(a)(i), will also bear a legend substantially in the following form:

"THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO SECURITIES."

     Section 2.04. Execution and Authentication. One Officer shall sign the Securities for the Company by manual or facsimile signature. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

     A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture. A Security shall be dated the date of its authentication.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company in an unlimited aggregate principal amount to the Trustee for authentication, together with a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company (the "COMPANY ORDER") for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. All Securities issued on the Issue Date shall be identical in all respects with any such Securities authenticated and delivered thereafter, other than issue dates, the date from which interest accrues, appropriate CUSIP numbers or other identifying notations and any changes relating thereto. Notwithstanding anything to the contrary contained in this Indenture, subject to Section 2.12, all Securities issued under this Indenture shall vote and consent together on all matters as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

     The Trustee may appoint an agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate the Securities. Initially, the

Trustee will act as the Authenticating Agent. Any such instrument shall be evidenced by an instrument signed by a Trust Officer of the Trustee, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

     In case the Company or any Subsidiary Guarantor, pursuant to Article 4 or
Section 10.02, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or any Subsidiary Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to
Article 4, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.04 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

     Section 2.05. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Company shall cause each of the Registrar and the Paying Agent to maintain an office or agency in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange (the "SECURITIES REGISTER"). The Company may have one or more co-registrars and one or more additional paying agents. The term "PAYING AGENT" includes any additional paying agent and the term "REGISTRAR" includes any co-registrar.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically organized, wholly owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent for the Securities. The Company may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) acceptance of any appointment by a successor as evidenced by an appropriate agreement entered into by the Company and such successor Registrar or successor Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company and the Trustee.

     Section 2.06. Paying Agent to Hold Money in Trust. By no later than 11:00 a.m., New York City time, on the date on which any principal of or interest and Contingent Interest and Liquidated Damages, if any, on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient in immediately available funds to pay such principal or interest (including any Contingent Interest and Liquidated Damages), when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest (including any Contingent Interest and Liquidated Damages), on the Securities and shall notify the Trustee in writing of any default by the Company or any Subsidiary Guarantor in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.06, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

     Section 2.07. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, or to the extent otherwise required under the TIA, the Company, on its own behalf and on behalf of each of the Subsidiary Guarantors, shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders and the Company shall otherwise comply with TIA
Section 312(a).

     Section 2.08. General Provisions Relating to Transfer and Exchange. The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Securities Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

     When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.04, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges in connection with which a Security is issued to a Person other than the Holder submitting the Security for exchange).

     Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

     (a) for a period of 15 days prior to the mailing of a notice of redemption of Securities selected for redemption under Article 5;

     (b) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or

     (c) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between beneficial owners of any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.09. Book-Entry Provisions for the Global Securities. (a) The Global Securities initially shall:

          (i) be registered in the name of DTC (or a nominee thereof);

          (ii) be delivered to the Trustee as custodian for DTC;

          (iii) bear the Restricted Securities Legend set forth in Section 2.03(a)(i); and

          (iv) bear the Global Security Legend set forth in Section 2.03(a)(iv).

     Members of, or participants in, DTC ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

     (b) The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (c) A Global Security may not be transferred, in whole or in part, to any Person other than DTC (or a nominee thereof), and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.10.

     (d) If at any time:

          (i) DTC notifies the Company in writing that it is unwilling or unable to continue to act as depositary for the Global Securities and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice;

          (ii) DTC ceases to be registered as a "clearing agency" under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such cessation;

          (iii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities, subject to the procedures of DTC; or

          (iv) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC for the issuance of Definitive Securities in exchange for such Global Security or Global Securities;

DTC shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers' Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Definitive Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Definitive Securities shall be registered in such names as DTC shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

     (e) Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.09(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

     Section 2.10. Special Transfer Provisions. Unless a Security is no longer a Restricted Security, the following provisions shall apply to any sale, pledge or other transfer of such Securities:

     (a) Transfer of Securities to a QIB.

     The following provisions shall apply with respect to the registration of any proposed transfer of Securities to a QIB:

          (i) If the Securities to be transferred consist of a beneficial interest in the Global Securities, the transfer of such interest may be effected only through the book-entry systems maintained by DTC.

          (ii) If the Securities to be transferred consist of Definitive Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating (or has otherwise advised the Company and the Registrar in writing) that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed a certification stating or has otherwise advised the Company and the Registrar in writing that:

               (A) it is purchasing the Securities for its own account or an account with respect to which it exercises sole investment discretion;

               (B) it and any such account is a QIB within the meaning of Rule 144A;

               (C) it is aware that the sale to it is being made in reliance on Rule 144A;

               (D) it acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information; and

               (E) it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

     (b) General.

     By its acceptance of any Security bearing the Restricted Securities Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. The Registrar shall be entitled to receive and rely on written instructions from the Company verifying that such transfer complies with such restrictions on transfer. In connection with any transfer of Securities, each Holder agrees by its acceptance of the Securities to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all certifications, letters, notices and other written communications received pursuant to Section 2.09 hereof or this Section 2.10. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     Section 2.11. Mutilated, Destroyed, Lost or Stolen Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met, such that the Securityholder (a) satisfies the Company or the Trustee within a reasonable time after such Securityholder has notice of such loss, destruction or wrongful taking and the Registrar has not registered a transfer prior to receiving such notification, (b) makes such request to the Company or Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the UCC and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced, and, in the absence of notice to the Company, any Subsidiary Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and make available for delivery, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section 2.11, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

     Every new Security issued pursuant to this Section 2.11 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Subsidiary Guarantor (if applicable) and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and ratably with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.12. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section
2.12 as not outstanding. A Security does not cease to be outstanding in the event the Company or a Subsidiary of the Company holds the Security; provided, however, that (i) for purposes of determining which Securities are outstanding for consent or voting purposes hereunder, the provisions of Section 14.06 shall apply and (ii) in determining whether the Trustee shall be protected in making a determination whether the Holders of the requisite principal amount of outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, or relying upon any such quorum, consent or vote, only Securities which a Trust Officer of the Trustee actually knows to be held by the Company or an Affiliate of the Company shall not be considered outstanding.

     If a Security is replaced or paid pursuant to Section 2.11, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or at Stated Maturity, money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date, such

Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

     Section 2.13. Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company may prepare and upon receipt of a Company Order the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and upon receipt of a Company Order the Trustee shall authenticate Definitive Securities. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and make available for delivery in exchange therefor, one or more Definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of Definitive Securities.

     Section 2.14. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and dispose of such Securities in accordance with its internal policies and customary procedures including, if requested by the Company, delivery of a certificate (a "CERTIFICATE OF DESTRUCTION") describing such Securities disposed (subject to the record retention requirements of the Exchange Act) or deliver canceled Securities to the Company pursuant to written direction by an Officer. The Company may not issue new Securities to replace Securities it has paid for or delivered to the Trustee for cancellation for any reason other than in connection with a transfer or exchange.

     At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by DTC to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities

Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

     Section 2.15. Payment of Interest; Defaulted Interest. Interest (including any Contingent Interest and Liquidated Damages) on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such payment at the office or agency of the Company maintained for such purpose pursuant to Section 2.05.

     Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days, shall forthwith cease to be payable to the Holder on the Regular Record Date, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "DEFAULTED INTEREST") shall be paid by the Company, at its election in each case, as provided in clause (a) or
(b) below:

     (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date (as defined below) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 45 days after such notice) of the proposed payment (the "SPECIAL INTEREST PAYMENT DATE"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "SPECIAL RECORD DATE") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 14.02, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such

Special Record Date and shall no longer be payable pursuant to the following clause (b).

     (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section 2.15, each Security delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest (including any Contingent Interest and Liquidated Damages) accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 2.16. Computation of Interest. Interest (including any Contingent Interest and Liquidated Damages) on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 2.17. Cusip and ISIN Numbers. The Company in issuing the Securities may use "CUSIP" and "ISIN" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or ISIN numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP and ISIN numbers.

     Section 2.18. Contingent Debt Tax Treatment. (a) The Company and each Holder, by acquiring a beneficial interest in a Security, agree (i) to treat the Security as indebtedness for U.S. federal income tax purposes that is subject to the Treasury regulations governing contingent payment debt instruments (the "CONTINGENT DEBT REGULATIONS"), (ii) that each Holder shall be bound by the Company's application of the contingent debt regulations to the Security, including the Company's determination of the "comparable yield" and "projected payment schedule" within the meaning of the contingent debt regulations, (iii) to treat the cash and the fair market value of any Common Stock received upon the conversion of the Security as a contingent payment for purposes of the contingent debt regulations, (iv) to accrue interest with respect to the outstanding Security as Tax Original Issue Discount according to the "noncontingent bond method" set forth in the contingent debt regulations, using the comparable yield of 7.13% compounded semi-annually and (v) that the Company and each Holder will not take any position on any U.S. federal income tax return that is inconsistent with (i), (ii), (iii) or (iv) unless required by applicable law. A Holder may obtain the issue price, amount of Tax Original Issue Discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Security, as determined by the Company pursuant to the contingent debt regulations, by submitting a written request to the Company at the following address: King Pharmaceuticals, Inc., 501 Fifth Street, Bristol, Tennessee 37620, Attention:
Treasury Department.

     (b) Each Security shall bear a legend relating to U.S. federal income tax matters in the form set forth in Exhibit A.

     Section 2.19. Calculation Of Tax Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Code or the Treasury regulations promulgated thereunder.

                                    ARTICLE 3
                                    COVENANTS

     Section 3.01. Payment of Securities. The Company shall promptly pay the principal of and interest (including any Contingent Interest and Liquidated Damages) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including any Contingent Interest and Liquidated Damages) shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, immediately available funds sufficient to pay all principal and interest (including any Contingent Interest and Liquidated Damages) then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

     The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest (including any Contingent Interest and Liquidated Damages) payments hereunder.

     Section 3.02. Financial Statements. Within a period of two years after the Issue Date, in the event and for so long as the Company is not subject to
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee and cause to be mailed to each Holder at such Holder's registered address, upon the request of any Holder or Beneficial Owner of the Securities or the Common Stock issued upon conversion thereof, and make available to such Holder or beneficial holder of such Securities or Common Stock in connection with any sale thereof and any prospective purchaser of Securities or Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act and the Company will take such further action as any Holder or beneficial holder of such Securities or Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

     Section 3.03. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee (the "AGENT") currently located in The City of New York shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Agent of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The

Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

     Section 3.04. Corporate Existence. Except as otherwise provided in Article 4 and Section 10.02(b), the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Subsidiary Guarantor and the rights (charter and statutory), licenses and franchises of the Company and each Subsidiary Guarantor; provided, however, that the Company shall not be required to preserve any such right, license or franchise or the corporate, partnership, limited liability company or other existence of any Subsidiary Guarantor if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

     Section 3.05. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and the action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

     Section 3.06. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

     Section 3.07. Statement by Officers as to Default. The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or Default, its status and the action which the Company proposes to take with respect thereto.

     Section 3.08. Contingent Interest and Liquidated Damages. If Liquidated Damages or Contingent Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an

Officers' Certificate to that effect stating (i) the amount of such Liquidated Damages or Contingent Interest that is payable and (ii) the date on which such Liquidated Damages or Contingent Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages or Contingent Interest is payable. If the Company has paid Liquidated Damages or Contingent Interest directly to the persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the particulars of such payment.

     Section 3.09. Resale of the Securities. During the period of two years after the last date of original issuance of the Securities, the Company shall not, and shall not permit any of its Affiliates to, resell any of the Securities or the shares of Common Stock, if any, issued upon conversion of the Securities, that constitute "restricted securities" under Rule 144 under the Securities Act that have been reacquired by any of them.

                                    ARTICLE 4
                                SUCCESSOR COMPANY

     Section 4.01. Consolidation, Merger and Sale of Assets. The Company shall not, without the consent of the Holders, consolidate with, merge into or sell, lease or otherwise transfer, in one transaction or a series of related transactions, the consolidated assets of the Company and its Subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States of America or any of its political subdivisions, unless:

          (a) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") if not the Company, shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all obligations of the Company under the Securities, the Indenture and, to the extent that it is otherwise still operative, the Registration Rights Agreement;

          (b) if as a result of such transaction the Securities become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally guarantees all obligations of the Company or such successor under the Securities and the Indenture;

          (c) at the time of such transaction, no Event Of Default and no Default, shall have happened and be continuing; and

          (d) each Subsidiary Guarantor (unless it is the other party to the transactions described above, in which case clause (a) and Section 10.02 shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply for such Person's obligations in respect of this Indenture and the Securities and its obligations under the Registration Rights Agreement shall continue to be in effect; and

          (e) an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer complies with the provisions of the Indenture, have been delivered to the Trustee.

     For purposes of this Section 4.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest (including any Contingent Interest and Liquidated Damages) on the Securities.

                                    ARTICLE 5
                            REDEMPTION OF SECURITIES

     Section 5.01. Optional Redemption. (a) Prior to April 5, 2013, the Securities shall not be redeemable. On and after April 5, 2013, the Securities may be redeemed, as a whole or from time to time in part, subject to the conditions set forth herein, at a price (the "REDEMPTION PRICE") equal to 100% of the principal amount of Securities to be redeemed, plus accrued and unpaid interest (including any Contingent Interest and Liquidated Damages) to, but excluding, the Redemption Date; provided that if the Redemption Date occurs after a Regular Record Date for the payment of interest and on or prior to the related interest payment date, the Redemption Price for any such Securities to be redeemed shall be 100% of the principal amount of such Securities plus the full amount of accrued and unpaid interest (including any Contingent Interest and Liquidated Damages) payable on such interest payment date, and shall be paid to the Holder on such Regular Record Date.

     (b) Clean-Up Redemption. In addition, if at any time there is less than $40,000,000 (or if the Initial Purchasers exercise their over-allotment option, less than 10% of the aggregate principal amount of Securities originally issued, up to $46,000,000) aggregate principal amount of the Securities outstanding at such time, the Company may, subject to the conditions set forth herein, redeem for cash all the outstanding Securities at the Redemption Price.

     Section 5.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 5.01 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, on or prior to the date that is 30 days prior to the date on which notice is given to the Holders (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 5.03. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

     Section 5.03. Selection by Trustee of Securities to be Redeemed. If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected, not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding Securities not previously called for redemption, by lot, or on a pro rata basis among the classes of Securities or by such other method as the Trustee shall deem fair and appropriate (and in such manner as is not prohibited by applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     If any Securities selected for partial redemption are thereafter surrendered for conversion in part before termination of the conversion right with respect to the portion of the Securities so selected, the converted portion of such Securities shall be deemed (so far as may be), solely for purposes of determining the aggregate principal amount of Securities to be redeemed by the Company, to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection. Nothing in this
Section 5.03 shall
affect the right of any Holder to convert any Securities pursuant to Article 12 before the termination of the conversion right with respect thereto.

     Section 5.04. Notice of Redemption. Notice of redemption shall be given in the manner provided for in Section 14.02 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 60 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice at the Company's expense and setting forth the information to be stated in such notice as provided in (a) through (k) in the following paragraph.

     All notices of redemption shall state:

     (a) the Redemption Date,

     (b) the Redemption Price payable as provided in Section 5.06, if any,

     (c) the then-current Conversion Rate, and provide a statement that the Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date, and that Holders who wish to convert Securities must comply with the procedures in paragraph 7 of the Securities,

     (d) if less than all outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption,

     (e) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

     (f) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest (including any Contingent Interest and Liquidated Damages) on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

     (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price,

     (h) the name and address of the Paying Agent and the Conversion Agent,

     (i) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

     (j) the CUSIP or ISIN number, and that no representation is made as to the accuracy or correctness of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities, and

     (k) the paragraph of the Securities pursuant to which the Securities are to be redeemed.

     Section 5.05. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to pay the Redemption Price of all the Securities which are to be redeemed on that date other than Securities or portions of Securities called for redemption that are beneficially owned by the Company and have been delivered by the Company to the Trustee for cancellation.

     Section 5.06. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price or accrued and unpaid interest (including any Contingent Interest and Liquidated Damages)) such Securities shall cease to bear interest, Contingent Interest or Liquidated Damages. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest (including any Contingent Interest and Liquidated Damages) from the Redemption Date at the rate borne by the Securities.

     Section 5.07. Securities Redeemed in Part. Any Security which is to be redeemed only in part (pursuant to the provisions of this Article 5) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 3.03 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such

Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

     Section 6.01. Events of Default. Each of the following is an "EVENT OF DEFAULT":

     (a) failure by the Company to pay when due the principal on any of the Securities at maturity, upon redemption or exercise of a repurchase right or otherwise;

     (b) failure by the Company to pay an installment of interest (including any Contingent Interest and Liquidated Damages) on any of the Securities for 30 days after the date when due;

     (c) failure by the Company to pay when due the Settlement Amount, together with cash in lieu thereof in respect of any fractional shares, upon conversion of a Security;

     (d) failure by the Company to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee, by the holders of at least 25% in aggregate principal amount of the Securities then outstanding;

     (e) failure by the Company to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $10 million, or if there is an acceleration of indebtedness for borrowed money in an amount in excess of $10 million because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in either case, for a period of 30 days after written notice to the Company by the Trustee, or to the Company and the Trustee, by holders of at least 25% in aggregate principal amount of the Securities then outstanding;

     (f) failure by the Company to give timely notice of a Fundamental Change;

     (g) failure by the Company to give timely notice of specified corporate transactions and other specified events, as required under Section 12.01(a)(iii)(A);

     (h) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (i) commences a voluntary case or proceeding;

          (ii) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

          (iv) makes a general assignment for the benefit of its creditors;

          (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;

          (vi) takes any corporate action to authorize or effect any of the foregoing; or

          (vii) takes any comparable action under any foreign laws relating to insolvency; or

     (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Significant Subsidiary in an involuntary case;

          (ii) appoints a Custodian of the Company for all or substantially all of the Company's or any Significant Subsidiary's property; or

          (iii) orders the winding up or liquidation of the Company or Significant Subsidiary;

and, in each case, the order or decree or relief remains unstayed and in effect for 90 days;

     (j) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on its behalf, shall deny or disaffirm its obligation under the Subsidiary Guarantee, unless, in each case, a replacement Subsidiary Guarantee by such Subsidiary Guarantor shall have been executed and delivered to the Trustee in lieu thereof together with an Opinion of Counsel stating that such Subsidiary Guarantee is enforceable, valid and in full force and effect.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     Section 6.02. Acceleration. If an Event of Default specified in Section 6.01(h) or (i) above occurs and is continuing, the principal of and accrued and unpaid interest, if any, and Contingent Interest and Liquidated Damages, if any, on all the Securities outstanding shall be immediately due and payable with no further action by the Trustee or the Holders. If an Event of Default (other than an Event of Default specified in Section 6.01(h) or (i) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest, if any, and Contingent Interest and Liquidated Damages, if any, on all the Securities to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest and Contingent Interest and Liquidated Damages, if any, shall be due and payable immediately.

     Section 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including any Contingent Interest and Liquidated Damages) on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the outstanding Securities through their written consent, or the Holders of a majority in aggregate principal amount of outstanding Securities represented at a meeting at which a Quorum is present by a written resolution, may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest (including any Contingent Interest and Liquidated Damages) on a Security, (ii) a Default or Event of Default in respect of the failure to convert the Securities, or (iii) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected and (b) rescind and annul any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and
(ii) all existing Events of Default, other than the nonpayment of the principal of and interest (including any Contingent Interest and Liquidated Damages) on the Securities that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right. To the extent required for the effectiveness of this Section 6.04, the provisions of Section 316(a)(1) of the TIA are hereby excluded.

     Section 6.05. Control by Majority. The Holders of a majority in aggregate principal amount of the outstanding Securities through their written consent, or the Holders of a majority in aggregate principal amount of outstanding Securities represented at a meeting at which a Quorum is present by a written resolution, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Sections 7.01 and 7.02, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. To the extent required for the effectiveness of this Section 6.05, the provisions of Section 316(a)(1) of the TIA are hereby excluded.

     Section 6.06. Limitation on Suits. Subject to Section 6.07, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (a) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing;

     (b) Holders of at least 25% in principal amount of the outstanding Securities have requested that the Trustee pursue the remedy;

     (c) such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred in compliance with such request;

     (d) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of security or indemnity; and

     (e) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     Section 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture (including, without limitation, Section 6.06), the right of any Holder to receive payment of principal of or interest (including any Contingent Interest and Liquidated Damages) on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     Section 6.08. Collection Suit by Trustee. If an Event of Default specified in clauses (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest (including any Contingent Interest and Liquidated Damages) to the extent lawful) and the amounts provided for in Section 7.07.

     Section 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter, and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due to the Trustee under Section 7.07.

     Section 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest (including any Contingent Interest and Liquidated Damages), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          THIRD: to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     Section 6.11. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Subsidiary Guarantors, the Trustee, any Subsidiaries and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, any Subsidiary Guarantors, the Trustee, any Subsidiaries and the Holders will continue as though no such proceeding had been instituted.

     Section 6.12. Undertaking of Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section
6.07 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                   ARTICLE 7
                                    TRUSTEE

     Section 7.01. Duties of Trustee. If to the knowledge of a Trust Officer, an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against loss, liability or expense that might be incurred in compliance with such request or direction.

     (b) Except during the continuance of an Event of Default:

          (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, opinions or orders furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates, opinions or orders which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Trustee unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

     (i) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     Section 7.02. Rights of Trustee. Subject to Section 7.01:

     (a) The Trustee may conclusively rely on any document (whether in its original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee shall receive and retain financial reports and statements of the Company as provided herein, but shall have no duty to review or analyze such reports or statements to determine compliance under covenants or other obligations of the Company.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate and/or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes negligence.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall not be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) resulting from actions taken in good faith and which the Trustee believes to be authorized or within its rights or powers, unless the Trustee's conduct constitutes willful misconduct or negligence.

     (g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

     (h) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the corporate trust office of the Trustee identified in Section 14.02, and such notice references the Securities and this Indenture.

     (j) Unless the Trustee has knowledge of a Default or Event of Default, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company under this Indenture; the Trustee may require full information and advice as to the performance of the covenants, conditions and agreements aforesaid.

     (k) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers in respect of this Indenture.

     Section 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11. In addition, the Trustee shall be permitted to engage in transactions with the Company; provided, however, that if the Trustee acquires any "conflicting interest" (within the meaning of TIA Section 310(b)), the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

     Section 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, shall not be accountable for the Company's use of the proceeds from the Securities, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     Section 7.05. Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge thereof, the Trustee shall mail by first class mail to each Securityholder at the address set forth in the Securities Register notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest (including any Contingent Interest and Liquidated Damages) on any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold such notice if and so long as its board of directors, a committee of its board of directors or a committee of its trust officers in good faith determines that withholding such notice is in the best interest of Securityholders.

     Section 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 1 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

     Section 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation, the Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it. Such expenses shall


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
include the reasonable compensation and out-of-pocket expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts within 30 days after receiving request therefor. The Company and the Subsidiary Guarantors shall jointly and severally indemnify the Trustee against any and all loss, liability, damages, claims or expense (including reasonable attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or bad faith, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel, provided that the Company shall not be required to pay such fees and expenses if it assumes the Trustee's defense, unless, in the reasonable judgment of outside counsel to the Trustee, there is a conflict of interest between the Company and the Trustee in connection with such defense. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest (including any Contingent Interest and Liquidated Damages) on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other unsecured liability or debt of the Company.

     The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in clauses (h) or (i) of Section 6.01 with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:


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

     (a) the Trustee fails to comply with Section 7.10;

     (b) the Trustee is adjudged bankrupt or insolvent;

     (c) a receiver or other public officer takes charge of the Trustee or its property; or

     (d) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed by the Company or by the Holders of a majority in aggregate principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the Securities may petition, at the Company's expense, any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in TIA Section 310(b), any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     Section 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Securities in the name of any predecessor Trustee shall only apply to its successor or successors by merger, consolidation or conversion.

     Section 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee, together with its affiliates, shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 7.12. Trustee's Application for Instruction from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

                                   ARTICLE 8
                             DISCHARGE OF INDENTURE

     Section 8.01. Discharge of Liability on Securities. When (1) the Company shall deliver to the Registrar for cancellation all Securities theretofore


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

authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (2) all the Securities not theretofore canceled or delivered to the Registrar for cancellation shall have (a) been deposited for conversion (after all related Conversion Periods have elapsed) and the Company shall deliver to the Holders cash and shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation or (b) become due and payable on the Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as applicable, and the Company shall deposit with the Trustee cash or shares of Common Stock, as applicable, sufficient to pay all amounts owing in respect of all Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Registrar for cancellation, including the principal amount and any interest (including any Contingent Interest and Liquidated Damages) accrued and unpaid to such Stated Maturity, Purchase Date, Fundamental Change Purchase Date or Redemption Date, as the case may be, and if in either case (1) or (2) the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture with respect to the Securities shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive payments of the amounts then due, including any interest (including any Contingent Interest and Liquidated Damages) with respect to the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar under this Indenture with respect to the Securities), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 8.03 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities; the Company, however, hereby agrees to reimburse the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any costs or expenses thereafter reasonably and properly incurred by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar and to compensate the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar for any services thereafter reasonably and properly rendered by the Trustee, Authenticating Agent, Paying Agent, Conversion Agent and Registrar in connection with this Indenture with respect to the Securities.

     Section 8.02. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money to the Holders entitled thereto by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture with respect to the Securities and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Indenture and the Securities to the Holders entitled thereto; provided, however, that if the Company makes any payment of principal amount of or interest (including any Contingent Interest and Liquidated Damages) on any Securities following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

     Section 8.03. Officers' Certificate; Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under
Section 8.01, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                                   ARTICLE 9
                                   AMENDMENTS

     Section 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may modify or amend this Indenture or the Securities without notice to or consent of any Securityholder to:

     (a) add to the Company's covenants for the benefit of the Holders;

     (b) add a guarantor or other security for the benefit of the Holders;

     (c) release a Subsidiary Guarantor from all its obligations under its Subsidiary Guarantee in the event of its sale, consolidation, dissolution or other disposition;

     (d) add additional dates on which Holders may require the Company to repurchase its Securities;

     (e) surrender any right or power conferred upon the Company;

     (f) provide for conversion rights of Holders if any reclassification or change of the Common Stock or any consolidation, merger or sale of the


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

consolidated assets of the Company and its Subsidiaries substantially as an entirety occurs, as provided in Section 12.04;

     (g) provide for the assumption of the Company's obligations to the Holders in the case of a merger, consolidation, conveyance, sale, transfer or lease;

     (h) increase the Conversion Rate in the manner described herein;

     (i) comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

     (j) make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act, as contemplated by the Registration Rights Agreement, provided that this action does not adversely affect the interests of the Holders in any material respect; or

     (k) cure any ambiguity or correct or supplement any defective provision contained in the Indenture; provided that such modification or amendment does not, in the good faith opinion of the Company's Board of Directors and the Trustee, adversely affect the interests of the Holders in any material respect; provided further that any amendment made solely to conform the provisions of the indenture to the "DESCRIPTION OF THE NOTES" section of the Offering Memorandum will not be deemed to adversely affect the interests of the Holders; or

     (l) add or modify any other provisions which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders.

     After an amendment under this Section 9.01 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

     Section 9.02. With Consent of Holders. Modifications and amendments to this Indenture or the Securities may be made by the Company, the Subsidiary Guarantors and the Trustee, and noncompliance by the Company with any provision of this Indenture or the Securities may be waived, either:

          (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities); or

          (ii) by the adoption of a resolution at a meeting of holders at which a Quorum is present by at least a majority in aggregate principal amount of the Securities then outstanding represented at such meeting (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). To the extent required for the effectives of this Section 9.02, the provisions of Section 316(a)(1) of the TIA are hereby excluded. However, without the written consent or the affirmative vote of each Securityholder affected, an amendment or waiver may not:

               (A) change the maturity of the principal of or any installment of interest on any Security (including any payment of Contingent Interest and Liquidated Damages);

               (B) reduce the principal amount of, or any premium, if any, on any Security;

               (C) reduce the interest rate or amount of interest (including any Contingent Interest and Liquidated Damages) on any Security;

               (D) change the currency of payment of principal of, premium, if any, or interest on any Security;

               (E) impair the right to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Security;

               (F) except as otherwise permitted or contemplated by provisions of the Indenture concerning specified reclassifications or corporate reorganizations, impair or adversely affect the conversion rights of holders of the Securities, including any change to the payment of the principal return, the amount of net shares or net cash;

               (G) adversely affect any repurchase option of holders;

               (H) modify the redemption provisions in Article 5 of this Indenture in a manner adverse to the holders of Securities;

               (I) reduce the percentage in aggregate principal amount of Securities outstanding necessary to modify or amend this Indenture or to waive any past Default or Event of Default; or


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

               (J) reduce the percentage in aggregate principal amount of Securities outstanding required for any other waiver under this Indenture.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. A consent to any amendment or waiver under this Indenture by any Holder of the Securities given in connection with a tender or exchange of such Holder's Securities will not be rendered invalid by such tender or exchange.

     After an amendment under this Section 9.02 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

     Section 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     Section 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective or otherwise in accordance with any related solicitation documents. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver shall become effective upon receipt by the Trustee of the requisite number of written consents under Section 9.01 or 9.02, as applicable.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

     Section 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Security, shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     Section 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 (other than clause (k) and (l) of Section 9.01) if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. The Trustee shall not be obligated to sign any amendment pursuant clause (k) and (l) of Section 9.01 unless it has the requisite good faith opinion pursuant to clause (k) or determination pursuant to clause (l). In signing such amendment the Trustee shall be provided with indemnity reasonably satisfactory to it and to receive, and (subject to Sections 7.01 and 7.02) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company and any Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including, without limitation, Section 9.03).

                                   ARTICLE 10
                              SUBSIDIARY GUARANTEE

     Section 10.01. Subsidiary Guarantee. Each Subsidiary Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of and interest, including any Contingent Interest or Liquidated Damages, on the Securities and all other obligations and liabilities of the Company under this Indenture (including without limitation interest (including any Contingent Interest or Liquidated Damages) accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) (all the foregoing being hereinafter collectively called the "OBLIGATIONS"). Each Subsidiary Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

     Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Company or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them;
(e) the failure of any Holder to exercise any right or remedy against any other Subsidiary Guarantor; or (f) any change in the ownership of the Company.

     Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

     The obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be (to the extent permitted by law) discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

     Each Subsidiary Guarantor agrees that its Subsidiary Guarantee herein shall remain in full force and effect until payment in full of all the Obligations or until such Subsidiary Guarantor is released from its Subsidiary Guarantee upon the merger or the sale of all the Capital Stock or assets of the Subsidiary Guarantor in compliance with Section 10.02. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest (including any Contingent Interest and Liquidated Damages), on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest (including any Contingent Interest and Liquidated Damages) on such Obligations then due and owing (but only to the extent not prohibited by law).

     Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Subsidiary Guarantee.

     Each Subsidiary Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in enforcing any rights under this Section 10.01.

     Section 10.02. Limitation on Liability; Termination, Release and Discharge Upon Merger or Consolidation; Termination on Conversion. (a) The obligations of each Subsidiary Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the Senior Credit Facility) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law and not otherwise being void or voidable under any similar laws affecting the rights of creditors generally.


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

     (b) Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation. Subject to Section 3.04 and Article 4, each Subsidiary Guarantor may (i) sell or otherwise dispose (including by way of merger or consolidation), in one or more series of related transactions, of a majority or more of the total voting power of the Capital Stock or other interests of such Subsidiary Guarantor, or (ii) sell or otherwise dispose all or substantially all of such Subsidiary Guarantor's assets; provided that if the surviving Person of any such merger or consolidation is the Company or an Affiliate of the Company, or any such sale is to the Company or an Affiliate of the Company, such merger, consolidation or sale shall not be permitted unless:

               (A) the Person formed by or surviving any such consolidation or merger or to whom such sale is made is a corporation, partnership, trust or limited liability company organized existing under the laws of the United States of America, any State thereof or the District of Columbia and assumes all the obligations of such Subsidiary under the Subsidiary Guarantee pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Securities, this Indenture and the Subsidiary Guarantee,

               (B) immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (C) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

Upon the sale or disposition of a Subsidiary Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)), which sale or disposition is otherwise in compliance with this Indenture, such Subsidiary Guarantor will be released from all its obligations under this Indenture and its Subsidiary Guarantee will terminate. Each Subsidiary Guarantee with respect to a Security will automatically terminate immediately prior to such Security's conversion.

     (c) Each Subsidiary Guarantor will be deemed released from all its obligations under this Indenture, its Subsidiary Guarantee and the Registration Rights Agreement and such Subsidiary Guarantee will terminate upon the discharge of the Securities pursuant to the provisions of Article 8 hereof.

     Section 10.03. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that any Subsidiary Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the


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Subsidiary Guarantees, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP. The provisions of this Section 10.03 shall in no respect limit the obligations and liabilities of each Subsidiary Guarantor to the Trustee and the Holders and each Subsidiary Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

     Section 10.04. No Subrogation. Notwithstanding any payment or payments made by each Subsidiary Guarantor hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

     Section 10.05. Future Subsidiaries. The Company covenants and agrees to cause any Subsidiary of the Company that is organized in the United States created or acquired after the date hereof to become a Subsidiary Guarantor hereunder and to cause such Subsidiary to execute a Subsidiary Guarantee in the form of Exhibit B hereto.

                                   ARTICLE 11
                 PURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL
                    CHANGE; PURCHASE AT THE OPTION OF HOLDERS

     Section 11.01. Purchase at the Option of the Holder Upon a Fundamental Change. If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder's option, to require the Company to purchase any or all of such Holder's Securities on a date specified by the Company that is not less than 20 nor more than 35 business days after the date of the Company Notice of the occurrence of such Fundamental Change (subject to extension to comply with applicable law, as provided in Section 11.03(d)) (the "FUNDAMENTAL CHANGE


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PURCHASE DATE"). The Securities shall be repurchased in integral multiples of
$1,000 of the principal amount. The Company shall purchase such Securities at a price (the "FUNDAMENTAL CHANGE PURCHASE PRICE"), which shall be paid in cash, equal to 100% of the principal amount of the Securities to be purchased plus any accrued and unpaid interest, including any Contingent Interest and Liquidated Damages, to but excluding the Fundamental Change Purchase Date, unless the Fundamental Change Purchase Date is between a Regular Record Date and the interest payment date to which it relates, in which case the Fundamental Change Purchase Price shall equal 100% of the principal amount of Securities to be purchased plus accrued and unpaid interest, including any Contingent Interest and Liquidated Damages, payable on such interest payment date, and such accrued and unpaid interest, including any Contingent Interest and Liquidated Damages, shall be paid to the Holder of record on the Regular Record Date.

     (a) Notice of Fundamental Change. The Company, or at its request (which must be received by the Paying Agent at least three Business Days (or such lesser period as agreed to by the Paying Agent) prior to the date the Paying Agent is requested to give such notice as described below) the Paying Agent, in the name of and at the expense of the Company, shall mail to all Holders and the Trustee a Company Notice of the occurrence of a Fundamental Change and of the purchase right arising as a result thereof, including the information required by Section 11.03(a) hereof, on or before the 25th calendar day after the occurrence of such Fundamental Change. The Company shall promptly furnish to the Paying Agent a copy of such Company Notice.

     (b) Exercise of Option. For a Security to be so purchased at the option of the Holder, the Paying Agent must receive such Security duly endorsed for transfer, together with a written notice of purchase (a "FUNDAMENTAL CHANGE PURCHASE NOTICE") in the form entitled "Form of Fundamental Change Purchase Notice" attached to the Security duly completed, on or before the third Business Day immediately preceding the Fundamental Change Purchase Date, subject to extension to comply with applicable law. The Fundamental Change Purchase Notice shall state:

          (i) if certificated, the certificate numbers of the Securities which the Holder shall deliver to be purchased;

          (ii) the portion of the principal amount of the Securities which the Holder shall deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and

          (iii) that such Securities shall be purchased as of the Fundamental Change Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture.


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     (c) Procedures. The Company shall purchase from a Holder, pursuant to this
Section 11.01, Securities if the principal amount of such Securities requested to be purchased by such Holder is $1,000 or an integral multiple of $1,000.

     Any purchase by the Company contemplated pursuant to the provisions of this
Section 11.01 shall be consummated by the delivery of the Fundamental Change Purchase Price to be received by the Holder promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of the Securities.

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this
Section 11.01 shall have the right at any time prior to the close of business on the third Business Day prior to the Fundamental Change Purchase Date to withdraw such Fundamental Change Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03(b).

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

     On or before 11:00 a.m. (New York City time) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Fundamental Change Purchase Price of the Securities to be purchased pursuant to this Section
11.01. Payment by the Paying Agent of the Fundamental Change Purchase Price for such Securities shall be made promptly following the later of the Fundamental Change Purchase Date or the time of book-entry transfer or delivery of such Securities. Subject to Section 12.02 herein, no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Fundamental Change Purchase Date. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Fundamental Change Purchase Price of such Securities on the Fundamental Change Purchase Date, then, on and after the Business Day following such Fundamental Change Purchase Date, such Securities shall cease to be outstanding and interest (including any Contingent Interest and Liquidated Damages), on such Securities shall cease to accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest (including any Contingent Interest and Liquidated Damages), upon delivery or


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transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.

     The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Fundamental Change Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

     Section 11.02. Purchase of Securities at the Option of the Holder.

     (a) Securityholders have the right to require the Company to purchase for cash on each of April 1, 2013, April 1, 2016 and April 1, 2021 (each, a "PURCHASE DATE"), at a price (the "PURCHASE PRICE"), which shall be paid in cash, equal to 100% of the principal amount of the Securities to be repurchased plus any accrued and unpaid interest, including any Contingent Interest and Liquidated Damages, to but excluding the Purchase Date (provided that the Company will pay the full amount of accrued and unpaid interest (including any Contingent Interest and Liquidated Damages) payable on an interest payment date to the Holder of record at the close of business on the corresponding record date) a Holder shall have the option to require the Company to purchase any outstanding Securities, upon:

          (i) delivery to the Paying Agent by the Holder of a written notice of purchase (a "PURCHASE NOTICE") at any time from the opening of business on the date that is 23 Business Days prior to the relevant Purchase Date until the close of business on the third Business Day prior to such Purchase Date, stating:

               (A) if certificated, the certificate numbers of the Securities which the Holder will deliver to be purchased, or, if not certificated, the Purchase Notice must comply with appropriate DTC procedures;

               (B) the portion of the principal amount of the Securities which the Holder will deliver to be purchased, which portion must be $1,000 in principal amount or an integral multiple thereof; and


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

               (C) that such Securities shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture;

          (ii) delivery or book-entry transfer of such Securities to the Paying Agent (together with all necessary endorsements) at the offices of the Paying Agent, such delivery or transfer being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 11.02 only if the Securities so delivered or transferred to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

     (b) The Company shall purchase from a Holder, pursuant to this Section 11.02, Securities if the principal amount of such Securities requested to be purchased by such Holder is $1,000 or an integral multiple of $1,000.

     (c) Any purchase by the Company contemplated pursuant to the provisions of this Section 11.02 shall be consummated by the delivery of the Purchase Price to be received by the Holder promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of the Securities.

     (d) Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 11.02 shall have the right at any time prior to the close of business on the Business Day prior to the Purchase Date to withdraw such Purchase Notice (in whole or in part) by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.03(b).

     (e) The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (f) On or before 11:00 a.m. (New York City time) on the Purchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) cash sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 11.02. Payment by the Paying Agent of the Purchase Price for such Securities shall be made promptly following the later of the Purchase Date or the time of book-entry transfer or delivery of such Securities. Subject to Section 12.02 herein and paragraph 6 of the Securities, no payment or adjustment shall be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date. If the Paying Agent holds, in accordance with the terms of this Indenture, cash sufficient to pay the Purchase Price of such Securities on the Purchase Date, then, on and after such date, such Securities shall cease to be outstanding and interest (including any Contingent Interest and Liquidated Damages) on such Securities shall cease to


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

accrue, whether or not book-entry transfer of such Securities is made or such Securities are delivered to the Paying Agent, and all other rights of the Holder shall terminate (other than the right to receive the Purchase Price and previously accrued interest (including any Contingent Interest and Liquidated Damages) upon delivery or transfer of the Securities). Nothing herein shall preclude any withholding tax required by law.

     (g) The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the payment of the Purchase Price and shall notify the Trustee of any default by the Company in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the cash held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to deliver all cash held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon doing so, the Paying Agent shall have no further liability for the cash delivered to the Trustee.

     Section 11.03. Further Conditions and Procedures for Purchase at the Option of the Holder Upon a Fundamental Change and Purchase of Securities at the Option of the Holder.

     (a) Notice of Purchase Date or Fundamental Change. The Company shall send notices (each, a "COMPANY NOTICE") to the Holders (and to beneficial owners as required by applicable law) at their addresses shown in the Securities Register maintained by the Registrar, and delivered to the Trustee and Paying Agent, on or before the 23rd Business Day prior to each Purchase Date, or within 25 calendar days after the occurrence of the Fundamental Change, as the case may be (each such date of delivery, a "COMPANY NOTICE DATE"). Each Company Notice shall include a form of Purchase Notice or Fundamental Change Purchase Notice to be completed by a Holder and shall state:

          (i) the applicable Purchase Price or Fundamental Change Purchase
     Price;

          (ii) Conversion Rate at the time of such notice and any expected adjustments to the Conversion Rate;

          (iii) the applicable Purchase Date or Fundamental Change Purchase Date and the last date on which a Holder may exercise its repurchase rights under Section 11.01 or Section 11.02 as applicable;

          (iv) the name and address of the Trustee, the Paying Agent and the Conversion Agent;


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

          (v) that Securities must be surrendered to the Paying Agent to collect payment of the Purchase Price or Fundamental Change Purchase Price;

          (vi) that Securities as to which a Purchase Notice or Fundamental Change Purchase Notice has been given may be converted only if the applicable Purchase Notice or Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (vii) that the Purchase Price or Fundamental Change Purchase Price for any Securities as to which a Purchase Notice or a Fundamental Change Purchase Notice, as applicable, has been given and not withdrawn shall be paid by the Paying Agent promptly following the later of the Purchase Date or Fundamental Change Purchase Date, as applicable, or the time of book-entry transfer or delivery of such Securities;

          (viii) the procedures the Holder must follow under Sections 11.01 or 11.02, as applicable, and Section 11.03;

          (ix) briefly, the conversion rights of the Securities;

          (x) that, unless the Company defaults in making payment of such Purchase Price or Fundamental Change Purchase Price on Securities covered by any Purchase Notice or Fundamental Change Purchase Notice, as applicable, interest (including any Contingent Interest and Liquidated Damages) will cease to accrue on and after the Purchase Date or Fundamental Change Purchase Date, as applicable;

          (xi) the CUSIP or ISIN number of the Securities;

          (xii) the procedures for withdrawing a Purchase Notice or Fundamental Change Purchase Notice; and

          (xiii) in the case of a Company Notice pursuant to Section 11.01, the events causing a Fundamental Change and the date of the Fundamental Change.

     Simultaneously with providing such Company Notice, the Company will publish a notice containing the information in such Company Notice in a newspaper of general circulation in The City of New York or publish such information on its then existing website or through such other public medium as it may use at the time.

     At the Company's request, made at least five Business Days prior to the date upon which such notice is to be mailed, and at the Company's expense, the Paying Agent shall give the Company Notice in the Company's name; provided,


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however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

     (b) Effect of Purchase Notice or Fundamental Change Purchase Notice; Withdrawal; Effect of Event of Default. Upon receipt by the Company of the Purchase Notice or Fundamental Change Purchase Notice specified in Section 11.02(a) or Section 11.01(b), as applicable, the Holder of the Securities in respect of which such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Purchase Price with respect to such Securities. Such Purchase Price or Fundamental Change Purchase Price shall be paid by the Paying Agent to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Purchase Date, as the case may be, with respect to such Securities (provided the conditions in this Article 11 have been satisfied) and
(y) the time of delivery or book-entry transfer of such Securities to the Paying Agent by the Holder thereof in the manner required by Section 11.02 or Section 11.01, as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted on or after the date of the delivery of such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, unless such Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

     A Purchase Notice or Fundamental Change Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee or the Paying Agent at any time prior to the close of business on the third Business Day prior to the Purchase Date or the Fundamental Change Purchase Date, as the case may be, to which it relates specifying:

          (i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

          (ii) if certificated, the certificate number of the Securities in respect of which such notice of withdrawal is being submitted, or, if not certificated, the written notice of withdrawal must comply with appropriate DTC procedures; and

          (iii) the principal amount, if any, of such Securities which remains subject to the original Purchase Notice or Fundamental Change Purchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company.


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

     There shall be no purchase of any Securities pursuant to Section 11.01 or
Section 11.02 or, if an Event of Default has occurred and is continuing (other than an Event of Default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be). The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price or Fundamental Change Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

     (c) Securities Purchased in Part. Any Securities that are to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee or the Authenticating Agent shall authenticate and deliver to the Holder of such Securities, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Securities so surrendered which is not purchased or redeemed.

     (d) Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 11.02 or Section 11.01, the Company shall, to the extent applicable, (a) comply with Rules 13e-4 and 14e-1 (and any successor provisions thereto) under the Exchange Act, if applicable; (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, if applicable; and (c) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under Section 11.02 or Section 11.01 to be exercised in the time and in the manner specified in Section 11.02 or Section 11.01.

     (e) Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash or property that remains unclaimed, as provided in paragraph 8 of the Securities, together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any, that is held by them for the payment of a Purchase Price or Fundamental Change Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or property deposited by the Company pursuant to
Section 11.01(c) or Section 11.02(f), as applicable, exceeds the aggregate Purchase Price or Fundamental Change Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of


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

the Purchase Date or Fundamental Change Purchase Date, as the case may be, then promptly on and after the Business Day following the Purchase Date or Fundamental Change Purchase Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest that the Trustee or Paying Agent, as the case may be, has expressly agreed in writing to pay, if any.

     (f) Officers' Certificate. At least five Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice required by Section 11.03(a) herein.

                                   ARTICLE 12
                                   CONVERSION

     Section 12.01. Conversion of Securities.

     (a) Right to Convert. Subject to the procedures for conversion set forth in this Article 12, a Holder may convert its Securities (i) at any time on or after April 1, 2012 and on or prior to the close of business on the Business Day immediately preceding Stated Maturity and (ii) prior to April 1, 2012 subject to the condition and during the periods specified below, in each case at the Conversion Rate. Whenever the Securities shall become convertible upon one or more of the conditions stated below, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in
Section 14.02, and the Company shall also publicly announce such information by publication on the Company's website or through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          (i) Conversion Upon Satisfaction of Sale Price Condition. Prior to April 1, 2012, a Holder may surrender all or a portion of its Securities for conversion into cash or shares, if any, of Common Stock, during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2006, if the Sale Price for the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter, is greater than or equal to 110% of the applicable Conversion Price in effect on such last Trading Day.

          (ii) Conversion Upon Notice of Redemption. If the Company calls any of the Securities for redemption, Holders may surrender for conversion into cash and shares, if applicable, of Common Stock, such


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

     Securities called for redemption at any time prior to the close of business on the Business Day immediately preceding the related Redemption Date, even if the Securities are not otherwise convertible at such time; provided, however, if the Holder already has delivered a Purchase Notice with respect to a Security, the Holder may not surrender that Security for conversion until the Holder has withdrawn the Purchase Notice pursuant to Section 11.03(b).

          (iii) Conversion Upon Specified Corporate Transactions.

               (A) If the Company (1) distributes to all or substantially all holders of Common Stock rights entitling them to purchase shares of Common Stock at less than the Sale Price of a share of Common Stock on the Trading Day immediately preceding the declaration date of the distribution, or (2) distributes to all or substantially all holders of Common Stock assets, debt securities or rights to purchase the Company's securities of the Company, which distribution has a per share Fair Market Value, as determined by the Company's Board of Directors, exceeding 5% of the Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in each case, the Company must notify the Holders, in the manner provided in Section 14.02, at least 30 days prior to the Ex-Dividend Date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date or the Company's announcement that such distribution will not take place. No Holder may exercise this right to convert if the Holder otherwise may participate in the distribution without conversion.

               (B) If the Company is party to any transaction or event (including consolidation, merger or binding share exchange) pursuant to which shares of Common Stock would be converted into or exchanged for cash, securities or other property, the Company must notify Holders, in the manner provided in Section 14.02, at least 30 days prior to the anticipated effective date for such transaction. Once the Company has given such notice, Holders may surrender Securities for conversion at any time from and after the date that is 30 days prior to the anticipated effective date of the transaction until 30 calendar days after the actual date of such transaction (or, if such transaction also constitutes a Change of Control, until the related Fundamental Change Purchase Date). The Company will settle any such conversions as described under Section 12.01(c). However, if such transaction


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

          also constitutes a Change of Control under which the Conversion Rate will be adjusted pursuant to Section 12.03(a), the Company will settle any such conversions as described thereunder.

               (C) If a Termination of Trading occurs, Holders may surrender Securities for conversion at any time while such Termination of Trading is continuing.

A Holder may convert a portion of the principal amount of Securities if the portion is $1,000 or a multiple of $1,000. The cash payable, and the number of shares of Common Stock issuable, if any, upon conversion of a Security shall be determined as set forth in Section 12.01(c).

     (b) Conversion Procedures. The following procedures shall apply to convert
Securities:

          (i) In respect of a Definitive Security, a Holder must (A) complete and manually sign the conversion notice attached to the Security, or facsimile of such conversion notice; (B) deliver such conversion notice, which is irrevocable, and the Security to the Conversion Agent at the office maintained by the Conversion Agent for such purpose; (C) to the extent any shares of Common Stock issuable upon conversion are to be issued in a name other than the Holder's, furnish endorsements and transfer documents as may be required by the Conversion Agent and, if required pursuant to Section 12.01(e) below, pay all transfer or similar taxes; and
     (D) if required pursuant to Section 2.01(d) above, pay funds equal to interest payable on the next interest payment date to which such Holder is not entitled.

          (ii) In respect of a beneficial interest in a Global Security, a beneficial owner must comply with DTC's procedures for converting a beneficial interest in a Global Security and, if required pursuant to
     Section 2.01(d) above, pay funds equal to interest payable on the next interest payment date to which such beneficial owner is not entitled.

The date a Holder satisfies the foregoing requirements is the "CONVERSION DATE" hereunder.

     If a Holder converts more than one Security at the same time, the cash and number of shares of Common Stock issuable upon the conversion, if any, shall be based on the total principal amount of the Securities converted.

     Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee or the Authenticating Agent shall authenticate and


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

deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

     (c) Payment Upon Conversion. Upon any conversion of any Security, the Company will deliver to converting Holders, in respect of each $1,000 principal amount of Securities being converted, a "SETTLEMENT AMOUNT," as follows:

          (i) an amount in cash (the "PRINCIPAL RETURN") equal to the lesser of
     (a) the principal amount of Securities surrendered for conversion and (b) the product (the "CONVERSION VALUE") of the Conversion Rate multiplied by the Average Price; and

          (ii) if the Conversion Value is greater than the principal amount of Securities converted, either (a) a number of shares, for each $1,000 principal amount of Securities converted, of Common Stock (the "NET SHARES"), equal to the sum of the Daily Share Amounts for the related Conversion Period or (b) an amount of cash (the "NET CASH") equal to the difference between the Conversion Value and the principal amount, at the election of the Company by notice to the Trustee and the Holder no later than the Business Day prior to the first day of the related Conversion Period; provided, however, the Company may at any time irrevocably elect to deliver, in lieu of paying Net Cash, Net Shares upon all conversions of the Securities following such time. The Company will make any such irrevocable election by written notice to the Trustee and the Holders.

     The Conversion Value, Principal Return, Net Cash and the number of Net Shares, as applicable, will be determined by the Company promptly after the end of the Conversion Period. The Company shall deliver an Officers' Certificate to the Trustee setting forth such determination. The Settlement Amount in respect of any Security converted will be delivered to converting Holders no later than the third Business Day immediately following the determination of the Average Price for such Security.

     (d) Cash Payments in Lieu of Fractional Shares. The Company shall not issue a fractional share of Common Stock upon conversion of Securities. Instead the Company shall deliver cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the Average Price of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

     (e) Taxes on Conversion. If a Holder converts Securities, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue


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of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which shall be due because the shares are to be issued in a name other than the Holder's name, but the Conversion Agent shall have no duty to determine if any such tax is due. Nothing herein shall preclude any withholding of tax required by law.

     (f) Certain Covenants of the Company.

          (i) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock or shares of Common Stock held in treasury, sufficient number of shares of Common Stock, free of preemptive rights, to permit the conversion of the Securities.

          (ii) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          (iii) The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of shares of Common Stock upon the conversion of Securities, if any, and shall cause to have listed or quoted all such shares of Common Stock on each U.S. national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

          (iv) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value per share, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

     Section 12.02. Adjustments to Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a subdivision or share


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

combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

                                             OS(1)
                             CR(1) = CR(0) X -----
                                             OS(0)

     where,

      CR(0) = the Conversion Rate in effect at the close of business on the Ex-Dividend Date, or the effective date of such share subdivision or share combination, as the case may be

      CR(1) = the Conversion Rate in effect immediately after the Ex-Dividend Date, or the effective date of such share subdivision or share combination, as the case may be

      OS(0) = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date, or the effective date of such share subdivision or share combination, as the case may be

      OS(1) = the number of shares of Common Stock that would be outstanding immediately after such event.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Ex-Dividend Date, or effective date, as the case may be, for such share subdivision or share combination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 12.02(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (b) If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period expiring 45 calendar days or less from the date of issuance of such rights or warrants to purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock, the Conversion Rate will be adjusted based on the following formula (provided that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

                                             OS(0) + X
                             CR(1) = CR(0) X ---------
                                             OS(0) + Y

     where,


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

      CR(0) = the Conversion Rate in effect immediately prior to the Ex-Dividend
              Date

      CR(1) = the Conversion Rate in effect immediately after the Ex-Dividend
              Date

      OS(0) = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date

          X = the total number of shares of Common Stock issuable pursuant to such rights

          Y = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Sale Prices of the Common Stock over the 10 consecutive Trading-Day period prior to the Business Day immediately preceding the announcement of the issuance of such rights.

Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after 9:00 a.m., New York City time, on the Business Day following the Ex-Dividend Date. The Company shall not issue any such rights or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.

In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company's Board of Directors.

     (c) If the Company distributes shares of Capital Stock (other than a distribution consisting solely of Common Stock), evidences of its indebtedness or other assets of the Company to all or substantially all holders of the Common Stock, excluding:


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

          (i) dividends or distributions referred to in clause (a) or (b) above; and

          (ii) dividends or distributions paid exclusively in cash;

then the Conversion Rate will be adjusted based on the following formula:

                                              SP(0)
                           CR(1) = CR(0) X -----------
                                           SP(0) - FMV

     where,

      CR(0) = the Conversion Rate in effect immediately prior to the Ex-Dividend
              Date

      CR(1) = the Conversion Rate in effect immediately after the Ex-Dividend
              Date

      SP(0) = the Current Market Price of the Common Stock

        FMV = the fair market value (as determined by the Company's Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution.

Such adjustment shall become effective immediately prior to 9:00 a.m., New York City time, on the Business Day following the Ex-Dividend Date.

With respect to an adjustment pursuant to this clause (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interests in, a Subsidiary or other business unit (a "SPIN-OFF"), the Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the effective date for such Spin-Off will be increased based on the following formula:

                                         FMV(0) + MP(0)
                         CR(1) = CR(0) X --------------
                                              MP(0)

     where,

      CR(0) = the Conversion Rate in effect at the close of business on the Ex-Dividend Date

      CR(1) = the Conversion Rate in effect immediately after the Ex-Dividend
              Date

     FMV(0) = the average of the Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the 10 consecutive Trading-Day period


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

              commencing on and including the fifth Trading Day after the Ex-Dividend Date

      MP(0) = the average of the Sale Prices of Common Stock over the 10 consecutive Trading-Day period commencing on and including the fifth Trading Day after the Ex-Dividend Date.

Such adjustment shall occur immediately after the final Trading Day of such 10 Trading Day period.

     (d) If any dividend or distribution consisting exclusively of cash is made to all or substantially all holders of Common Stock, the Conversion Rate will be adjusted based on the following formula:

                                              SP(0)
                            CR(1) = CR(0) X ---------
                                            SP(0) - C

where,

      CR(0) = the Conversion Rate in effect at the close of business on the Ex-Dividend Date

      CR(1) = the Conversion Rate in effect immediately after the Ex-Dividend
              Date

      SP(0) = the Current Market Price of the Common Stock

          C = the amount of cash per share the Company distributes to holders of Common Stock

Such adjustment shall become effective immediately after 5:00 p.m., New York City time, on the Record Date for such dividend or distribution; provided that if such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (e) If the Company or any of its Subsidiaries makes purchases of Common Stock pursuant to a tender or exchange offer for Common Stock by the Company or any of its Subsidiaries, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such last date, the "EXPIRATION DATE"), the Conversion Rate will be increased based on the following formula:


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

                                          FMV + (SP(1) X OS(1))
                          CR(1) = CR(0) X ---------------------
                                              OS(0) X SP(1)

     where,

      CR(0) = the Conversion Rate in effect on the Expiration Date

      CR(1) = the Conversion Rate in effect immediately after the Expiration
              Date

        FMV = the Fair Market Value (as determined by the Company's Board of
              Directors) of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the "PURCHASED SHARES")

      OS(0) = the number of shares of Common Stock outstanding immediately after the Expiration Date less any Purchased Shares

      OS(1) = the number of shares of Common Stock outstanding immediately after the Expiration Date, including any Purchased Shares

      SP(1) = the Sale Price of Common Stock on the Trading Day next succeeding the Expiration Date.

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

     (f) If a Person other than the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer in which, as of the Expiration Date, the Company's Board of Directors is not recommending rejection of the offer, the Conversion Rate will be increased based on the following formula:

                                             FMV + (SP(1) X OS(1))
                             CR(1) = CR(0) X ---------------------
                                                 OS(0) X SP(1)

     where,

      CR(0) = the Conversion Rate in effect on the Expiration Date

      CR(1) = the Conversion Rate in effect immediately after the Expiration
              Date

        FMV = the Fair Market Value (as determined by the Company's Board of
              Directors) of the aggregate consideration payable to the Company's shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly


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

              tendered or exchanged and not withdrawn as of the Expiration Date

      OS(0) = the number of shares of Common Stock outstanding immediately after the Expiration Date, including any Purchased Shares

      OS(1) = the number of shares of Common Stock outstanding immediately after the Expiration Date less any Purchased Shares

      SP(1) = the Sale Prices of Common Stock on the Trading Day next succeeding the Expiration Date

The adjustment referred to in this clause (f) will only be made if:

     (a) the tender offer or exchange offer is for an amount that increases the offeror's ownership of Common Stock to more than 25% of the total shares of Common Stock outstanding; and

     (b) the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

     However, the adjustment referred to in this clause (f) will not be made if as of the closing of the offer, the offering documents disclose a plan or an intention to cause the Company to engage in a consolidation or merger or a sale of the consolidated assets of the Company and the Company's Subsidiaries substantially as an entirety.

     (g) If the application of the foregoing formulas would result in a decrease to the Conversion Rate, no adjustment to the Conversion Rate will be made.

     (h) Notwithstanding the foregoing provisions of this Section 12.02, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a Holder of a Security to convert, for any distribution described therein if the Holder will otherwise participate in the distribution without conversion of such Holder's Securities.

     (i) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by clauses (a) through (f) of this Section 12.02 as the Company's Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.


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

     (j) To the extent permitted by applicable law and subject to applicable rules of The New York Stock Exchange (if the Common Stock is then listed on The New York Stock Exchange), the Company from time to time may increase the Conversion Rate by any amount for any period of at least 20 days if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. The Company shall give at least 15 days' notice of such Conversion Rate increase.

     (k) No adjustment to the Conversion Rate need be made:

          (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

          (ii) upon the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

          (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

          (iv) upon the issuance of any shares of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing;

          (v) for a change in the par value of the Common Stock; or

          (vi) for accrued and unpaid interest (including any Contingent Interest or Liquidated Damages).

To the extent the Securities become convertible into cash, assets or property (other than capital stock of the Company or securities to which Section 12.03 applies), no adjustment shall be made thereafter as to the cash, assets or property. Interest shall not accrue on such cash, assets or property.

     (l) If at any time a Conversion Date occurs at a time during which a Registration Default with respect to the Common Stock (as defined in the Registration Rights Agreement) has occurred and is continuing, the applicable Conversion Rate at such time will be increased by 3%.


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

     (m) All calculations under this Section 12.02 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.

     (n) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder of each Security at such Holder's last address appearing on the Securities Register provided for in Section 2.05 of this Indenture within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (o) Any case in which this Section 12.02 provides that an adjustment shall become effective immediately after (i) an Ex-dividend Date for an event, (ii) the date fixed for the determination of a share subdivision or combination pursuant to Section 12.02(a), or (iii) the Expiration Date for any tender or exchange offer pursuant to Section 12.02(e), (each a "DETERMINATION DATE"), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 12.01. For purposes of this
Section 12.02(n), the term "ADJUSTMENT EVENT" shall mean:

          (iv) in any case referred to in clause (i) hereof, the occurrence of such event,

          (v) in any case referred to in clause (ii) hereof, the date any such dividend or distribution is paid or made,

          (vi) in any case referred to in clause (iii) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.


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

     (p) For purposes of this Section 12.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (q) Whenever any provision of this Article 12 requires a calculation of an average of Sale Prices over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Company's Board of Directors) to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which the average is to be calculated.

     (r) Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 57.6037 per $1,000 principal amount of Securities, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 12.02.

     Section 12.03. Adjustment Upon Certain Fundamental Changes.

     (a) If:

          (i) the Effective Date or anticipated effective date of a transaction or event described in clause (2) of the definition of a Change of Control occurs on or prior to April 1, 2013, and a Holder elects to convert its Securities during the period commencing 30 days prior to such anticipated effective date and ending 30 days following the Effective Date, or

          (ii) the Effective Date of a Termination of Trading occurs on or prior to April 1, 2013, and a Holder elects to convert its Securities during the period commencing on such Effective Date and ending 30 days following such Effective Date, then, in each case, the Conversion Rate for such Securities shall be increased by an additional number of shares of Common Stock (the "ADDITIONAL SHARES") as described below. The Company will deliver an Officers' Certificate to the Trustee setting forth the calculation of Additional Shares to be added to the Conversion Rate.

     (b) The number of Additional Shares will be determined by reference to the table attached as Schedule A hereto, based on the actual effective date of such transaction or event described above (the "EFFECTIVE DATE") and the Stock Price;


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

provided that if the Stock Price is between two Stock Price amounts set forth in such table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year; provided further that if the Stock Price is equal to or in excess of $60.00 per share (subject to adjustment as set forth in clause (c) below) or less than $17.36 per share (subject to adjustment as set forth in clause (c) below), then no Additional Shares will be added to the Conversion Rate. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion exceed 57.6037 shares per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate pursuant to Section 12.02.

     (c) The Stock Prices set forth in the first row of the table in Schedule A hereto will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 12.02. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares to be added to the Conversion Rate will be adjusted in the same manner as the Conversion Rate as set forth in Section 12.02.

     (d) Settlement of Securities tendered for conversion as to which the Conversion Rate will be increased by Additional Shares pursuant to this Section
12.03 shall occur as follows:

          (i) if the last day of the Conversion Period related to such Securities is on or prior to the fourth Trading Day immediately preceding the Effective Date, the Company shall deliver the Settlement Amount (together with cash in lieu of fractional shares), determined in accordance with Section 12.01(c) and Section 12.01(d) above, on the third Business Day immediately following the determination of the Average Price; provided that such Settlement Amount shall be based on the Conversion Rate without giving effect to the Additional Shares to be added thereto as set forth in this subsection. As soon as practicable following the Effective Date, the Company shall deliver the increase in the Conversion Value for such Securities as if the Conversion Rate had been increased by such number of Additional Shares during the related Conversion Period (and based upon the related Average Price). If such increased Conversion Value results in an increase to the Principal Return, the Company shall pay such increase in cash. In addition, if such increased Conversion Value results in an increase to the number of Net Shares or Net Cash (based on the same Conversion Period), the Company will deliver such increase in


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

     cash or in shares of Common Stock or in the case of Change of Control, in Reference Property, as applicable. In no event shall the Company pay any such increase to the Settlement Amount if the transaction causing the increase to the Conversion Rate pursuant to this subsection never becomes effective.

          (ii) If the last day of the Conversion Period for such Securities is after the fourth Trading Day immediately preceding the Effective Date, the Company shall deliver the Settlement Amount (together with cash in lieu of fractional shares) in accordance with Section 12.01(c) and Section 12.01(d) above (such determination, for the avoidance of doubt, to include the number of Additional Shares to be added to the Conversion Rate as set forth in this subsection) on the later to occur of (a) the Effective Date and (b) the third Business Day immediately following the last day of the applicable Conversion Period.

     Section 12.04. Effect of Reclassification, Consolidation, Merger or Sale.

     (a) If any of the following events occur: (i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 12.02(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property (or any combination thereof) with respect to or in exchange for such Common Stock, or (iii) any sale, lease or other transfer of all or substantially all of the consolidated assets of the Company and its Subsidiaries, or any statutory share exchange, to any other Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property or assets (or any combination thereof) with respect to or in exchange for such Common Stock (any such event or transaction, a "REORGANIZATION EVENT"), then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture and with the provisions of Article 9 herein) providing that each Security shall be convertible into the kind and amount of shares or stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the applicable Conversion Rate prior to such Reorganization Event would have owned or been entitled to receive (the "REFERENCE PROPERTY") in such Reorganization Event. For purposes of the foregoing, the form and amount of consideration that a holder of Common Stock would have been entitled to receive in the case of any such Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the forms and amounts of consideration received by the holders of Common

Stock that affirmatively make such an election. Such supplemental indenture shall provide for provisions and adjustments which shall be as nearly equivalent as may be practicable to the provisions and adjustments provided for in this
Article 12, Article 11 and Article 9 and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the original issuer of the Securities.

     (b) At and after the effective time of any such Reorganization Event, the Principal Return of Securities converted shall be payable in cash, and the Conversion Value, and Net Shares, if any, will be calculated based on the fair value of the Reference Property.

     (c) Any issuer of securities included in the Reference Property shall execute an amendment to the Registration Rights Agreement (to the extent any Registrable Securities (as defined therein) remain outstanding) to make the provisions thereof applicable to such securities included in the Applicable Consideration.

     (d) The Company shall cause notice of the execution of any supplemental indenture required by this Section 12.05 to be mailed to each holder of Securities, at its address appearing on the Securities Register provided for in
Section 2.05 of this Indenture, within 20 calendar days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     (e) The above provisions of this Section 12.04 shall similarly apply to successive Reorganization Events.

     (f) If this Section 12.04 applies to any event or occurrence, Section 12.02 shall not apply in respect of such event or occurrence.

     (g) The Company shall not become a party to any Reorganization Event unless its terms are consistent with the foregoing. None of the foregoing provisions shall affect the right of a Holder of Securities to convert the Securities into cash and shares of Common Stock, if applicable, as set forth in Section 12.01 prior to the effective time of such Reorganization Event.

     Section 12.05. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Holder of Securities to determine the Conversion Rate, or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any cash or shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 12. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.04 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any Reorganization Event or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 12.06. Notice to Holders Prior to Certain Actions. In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to
Section 12.02; or

     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his address appearing on the Securities Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least three (3) calendar days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 12.07. Stockholder Rights Plan. To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, the Holder will receive, in addition to the Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock shares of the Company's capital stock, evidences of indebtedness or assets as described in Section 12.02(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable stockholder rights agreement to provide that upon conversion of the Securities the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable stockholder rights agreement.

     Section 12.08. Exchange in Lieu of Conversion. (a) When a Holder surrenders Securities for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the date of determination of the Average Price for such Securities, such Securities to a financial institution designated by the Company (a "FINANCIAL INSTITUTION") for exchange in lieu of conversion.

     (b) In order to accept any such Securities surrendered for conversion, the Financial Institution must agree to deliver, in exchange for such Securities, a number of shares of Common Stock equal to the applicable Conversion Rate in effect at such time, plus cash for any fractional shares, or cash or a combination of cash and shares of Common Stock in lieu thereof, at the option of the Financial Institution. Any cash amounts will be based on the Average Price.

     (c) If the Financial Institution accepts any such Securities, it will deliver the appropriate number of shares of Common Stock or cash, or any combination thereof, to the Conversion Agent and the Conversion Agent will deliver those shares or cash, or combination thereof, as the case may be, to the Holder. Any Securities exchanged by such Financial Institution will remain outstanding.

     (d) If such Financial Institution agrees to accept any Securities for exchange but does not timely deliver the related consideration, or if such Financial Institution does not accept the Security for exchange, the Company will, as promptly as practical thereafter, but not later than the third Business Day following the determination of the Average Price, convert the Securities into cash and shares, if any, of Common Stock, pursuant to Section 12.01(c).

     (e) In no event will the Company's designation of a Financial Institution pursuant to this Section 12.08 require such Financial Institution to accept any Securities for exchange. If the Financial Institution declines to accept any Securities surrendered for exchange, the Company will convert those Securities into cash and shares, if any, of Common Stock, pursuant to Section 12.01(c). The Company shall not be obligated to pay any consideration to, or otherwise enter into any agreement or arrangement with, a Financial Institution for or with respect to such designation pursuant to this Section 12.08.

                                   ARTICLE 13
                               CONTINGENT INTEREST

     Section 13.01. Contingent Interest. (a) Beginning with the six-month interest period commencing on April 1, 2013, the Company shall pay interest, in addition to interest otherwise accruing on the Securities (including any Liquidated Damages) ("CONTINGENT INTEREST") to the Securityholders for any six month interest period if the average Trading Price of the Securities for the five consecutive Trading Day period (the "MEASUREMENT PERIOD") preceding the first day of the applicable six-month interest period equals 120% or more of the principal amount of the Securities.

     (b) For any six-month interest period when Contingent Interest is payable, the Contingent Interest payable on each $1,000 principal amount of Securities shall equal 0.25% of the average Trading Price for $1,000 principal amount of the Securities over the Measurement Period triggering the Contingent Interest payment.

     Section 13.02. Payment of Contingent Interest. Contingent Interest for any six-month interest period shall accrue from the first day of any interest period and be paid on the applicable interest payment date to the Person in whose name any Security is registered on the Securities Register at the corresponding record date. Contingent Interest due under this Article 13 shall be treated for all purposes of this Indenture like any other interest accruing on the Securities.

     Section 13.03. Contingent Interest Notification. By the first Business Day of any six-month interest period for which Contingent Interest will be paid, the Company will disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News stating that Contingent Interest will be paid on the Securities and identifying such six month interest period as the six month interest period for which such Contingent Interest will be paid. The Company will deliver a copy of any such press release to the Trustee.

                                   ARTICLE 14
                                  MISCELLANEOUS

     Section 14.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control. Each Subsidiary Guarantor in addition to performing its obligations under its Subsidiary Guarantee shall perform such other obligations as may be imposed upon it with respect to this Indenture under the TIA.

     Section 14.02. Notices. Any notice or communication shall be in writing (including telecopy promptly confirmed in writing) and delivered in person or mailed by first-class mail addressed as follows:

          if to the Company:

          King Pharmaceuticals, Inc.
          501 Fifth Street
          Bristol, Tennessee 37620
          Attention: Treasury Department
          Telecopy: 423-990-0951

          With a copy to:

          King Pharmaceuticals, Inc.
          501 Fifth Street
          Bristol, Tennessee 37620
          Attention: Legal Department
          Telecopy: 423-990-2566

          if to the Trustee:

          The Bank of New York Trust Company, N.A.
          100 Ashford Center North, Suite 520

          Atlanta, GA 30338
          Attention: Corporate Trust Administration
          Telecopy: 770-698-5195/5196

     For purposes of Section 2.05 (with respect to presentation of Securities for payment or for registrations of transfer or exchange) if to the Trustee:

          The Bank of New York Trust Company, N.A.
          101 Barclay Street
          Floor 21W
          New York, NY 10286
          Facsimile: (212) 896-7298
          Attn: Corporate Trust Administration

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a registered Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee shall be effective only upon receipt.

     Section 14.03. Communication by Holders with other Holders.
Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     Section 14.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 14.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     In giving such Opinion of Counsel, counsel may rely as to factual matters on an Officers' Certificate or on certificates of public officials.

     Section 14.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     Section 14.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by, or a meeting of, Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     Section 14.08. Legal Holidays. A "LEGAL HOLIDAY" is a Saturday, a Sunday or other day on which commercial banking institutions are authorized or required to be closed in New York City. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest, Contingent Interest, if any or Liquidated Damages, if any, shall accrue for the intervening period. If a Regular Record Date is a Legal Holiday, the record date shall not be affected.

     Section 14.09. Governing Law; Waiver of Jury Trial. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT SUCH WAIVER OF TRIAL BY JURY BY THE COMPANY AND THE TRUSTEE SHALL IN NO WAY LIMIT ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY HOLDER OF THE SECURITIES IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 14.10. No Recourse Against Others. An incorporator, director, officer, employee, Affiliate or stockholder of the Company or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 14.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

     Section 14.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     Section 14.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

     Section 14.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     Section 14.15. Severability Clause. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

                [Remainder of the page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        THE COMPANY


                                        KING PHARMACEUTICALS, INC.


                                        By: /s/ Brian A. Markison
                                            ------------------------------------
                                        Name: Brian A. Markison
                                        Title: President and CEO


                                        THE SUBSIDIARY GUARANTORS

                                        PARKEDALE PHARMACEUTICALS, INC.


                                        By: /s/ Brian A. Markison
                                            ------------------------------------
                                        Name: Brian A. Markison
                                        Title: President and CEO


                                        KING PHARMACEUTICALS RESEARCH AND
                                        DEVELOPMENT, INC.


                                        By: /s/ Brian A. Markison
                                            ------------------------------------
                                        Name: Brian A. Markison
                                        Title: President and CEO


                                        KING PHARMACEUTICALS OF NEVADA, INC.


                                        By: /s/ Brian A. Markison
                                            ------------------------------------
                                        Name: Brian A. Markison
                                        Title: President and CEO

                                        MERIDIAN MEDICAL TECHNOLOGIES, INC.


                                        By: /s/ Brian A. Markison
                                            ------------------------------------
                                        Name: Brian A. Markison
                                        Title: CEO


                                        MONARCH PHARMACEUTICALS, INC.


                                        By: /s/ Brian A. Markison
                                            ------------------------------------
                                        Name: Brian A. Markison
                                        Title: President and CEO


                                        THE TRUSTEE

                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By: /s/ STEFAN VICTORY
                                            ------------------------------------
                                        Name: STEFAN VICTORY
                                        Title: VICE PRESIDENT

                                                                      SCHEDULE A

The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Securities pursuant to Section 12.03 of this
Indenture:

                                                                 STOCK PRICE
                      -------------------------------------------------------------------------------------------------
CONVERSION DATE       $ 17.36   $ 19.00   $ 21.00   $ 23.00   $ 25.00   $ 30.00   $ 35.00   $ 40.00   $ 50.00   $ 60.00
March 29, 2006.....    9.6006    7.7091    5.9833    4.6771    3.7114    2.1262    1.2754    0.7798    0.3101    0.0000
April 1, 2007......    9.6006    7.8015    5.9724    4.6046    3.5996    1.9837    1.1384    0.6616    0.2280    0.0000
April 1, 2008......    9.6006    7.8662    5.9127    4.4746    3.4333    1.7938    0.9677    0.5225    0.1426    0.0000
April 1, 2009......    9.6006    7.8428    5.7444    4.2766    3.1918    1.5602    0.7646    0.3683    0.0671    0.0000
April 1, 2010......    9.6006    7.7540    5.5101    3.9859    2.8726    1.2703    0.5332    0.2115    0.0086    0.0000
April 1, 2011......    9.6006    7.4519    5.0827    3.4418    2.3206    0.8458    0.2699    0.0570    0.0000    0.0000
April 1, 2012......    9.6006    6.6573    4.0558    2.3803    1.3538    0.2642    0.0103    0.0000    0.0000    0.0000
April 1, 2013......    0.0000    0.0000    0.0000    0.0000    0.0000    0.0000    0.0000    0.0000    0.0000    0.0000

                                                                      SCHEDULE B

                              SUBSIDIARY GUARANTORS

Parkedale Pharmaceuticals, Inc., a Michigan corporation
King Pharmaceuticals Research and Development, Inc., a Delaware corporation King Pharmaceuticals of Nevada, Inc., a Nevada corporation
Meridian Medical Technologies, Inc., a Delaware corporation
Monarch Pharmaceuticals, Inc., a Tennessee corporation

                                                                       EXHIBIT A

                           [FORM OF FACE OF SECURITY]

                  [Restricted Securities Legend, if applicable]

                     [Global Security Legend, if applicable]

     FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, AND THE ISSUE DATE OF THIS SECURITY IS MARCH 29, 2006. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 7.13%, COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).

     THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, YIELD TO MATURITY, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS:
KING PHARMACEUTICALS, INC., 501 FIFTH STREET, BRISTOL, TENNESSEE 37620,
ATTENTION: TREASURY DEPARTMENT.

                           KING PHARMACEUTICALS, INC.

                    1 1/4% Convertible Senior Notes due 2026

No. 1 _____________________________ Principal Amount $400,000,000, as revised by the Schedule of Increases and Decreases in Global Security attached hereto.

                                                          CUSIP NO.: 495582 AH 1
                                                              ISIN: US495582AH17

     King Pharmaceuticals, Inc., a Tennessee corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Four Hundred Million Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on April 1, 2026.

     Interest Payment Dates: April 1 and October 1
     Regular Record Dates: March 15 and September 15

     Additional provisions of this Security are set forth on the attached "Terms of Securities."

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March 29, 2006

                                        KING PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE SUBSIDIARY GUARANTORS

                                        PARKEDALE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        KING PHARMACEUTICALS RESEARCH AND
                                        DEVELOPMENT


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        KING PHARMACEUTICALS OF NEVADA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MERIDIAN MEDICAL TECHNOLOGIES, INC.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MONARCH PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE BANK OF NEW YORK TRUST COMPANY,
N.A., as Trustee, certifies that this
is one of the Securities referred to
in the Indenture.


By:
    ---------------------------------
    Authorized Signatory

                               REVERSE OF SECURITY

                               TERMS OF SECURITIES

                    1 1/4% Convertible Senior Notes due 2026

     The Company issued this Securities under an Indenture dated as of March 29, 2006 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Subsidiary Guarantors and the Trustee, to which reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Subsidiary Guarantors and the Holders. Additional Securities may be issued under the Indenture in an unlimited aggregate principal amount subject to certain conditions specified in the Indenture.

1)   Interest

     King Pharmaceuticals, Inc., a Tennessee corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate of 1 1/4% per annum.

     The Company will pay interest semiannually on April 1 and October 1 of each year commencing October 1, 2006. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from March 29, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company will pay additional contingent interest during any six-month interest period, commencing with the six-month period beginning April 1, 2013, if the average trading price of the Securities during the five consecutive Trading Days ending on the second Trading Day immediately preceding the first day of such six-month period equals 120% or more of the principal amount of the Securities.

     The Holder of this Security on the close of business on a Regular Record Date shall be entitled to receive interest (including any Contingent Interest and Liquidated Damages) on this Security on the corresponding interest payment date. The Holder of this Security as of the close of business on a Regular Record Date will receive payment of interest (including any Contingent Interest and Liquidated Damages) payable on the corresponding interest payment date notwithstanding the conversion of this Security at any time after the close of business on such Regular Record Date. If this Security is surrendered for conversion during the period after the close of business on any Regular Record Date but prior to the corresponding interest payment date, it must be accompanied by payment of an amount equal to the interest (including any Contingent Interest and Liquidated Damages) that the Holder is to receive on the Securities. Notwithstanding the foregoing, no such payment of interest (including any Contingent Interest and Liquidated Damages) need be made by any converting Holder (i) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding interest payment date, (ii) if the Company has specified a Fundamental Change Purchase Date during such period, or (iii) to the extent of any overdue interest (including any Contingent Interest and Liquidated Damages) existing at the time of conversion of such Security. Except where this Security is surrendered for conversion and must be accompanied by payment as described above, no interest, Contingent Interest, if any or Liquidated Damages, if any, thereon will be payable by the Company on any interest payment date subsequent to the date of conversion, and delivery of the cash and shares of Common Stock, if applicable, pursuant to Article 12 of the Indenture, together with any cash payment for any fractional share, upon conversion will be deemed to satisfy the Company's obligation to pay the principal amount of the Securities and accrued and unpaid interest and Contingent Interest, if any or Liquidated Damages, if any, to, but not including, the related Conversion Date.

2)   Method of Payment

     By no later than 11:00 a.m. (New York City time) on the date on which any principal of or interest (including any Contingent Interest and Liquidated Damages), on any Security is due and payable, the Company shall deposit with the Paying Agent money sufficient to pay such amount. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal and interest (including any Contingent Interest and Liquidated Damages)) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will pay principal of Definitive Securities at the office or agency designated by the Company in the Borough of Manhattan, The City of New York. Interest (including any Contingent Interest and Liquidated Damages), on Definitive Securities will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by a Holder to the Registrar not later than the relevant record date, by wire transfer in immediately available funds to that Holder's account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3)   Redemption

     No sinking fund is provided for the Securities. Subject to certain conditions specified in the Indenture, the Securities will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at any time on or after April 5, 2013 at a Redemption Price specified in the Indenture.

     In addition, if at any time there is less than $40,000,000 (or if the Initial Purchasers exercise their over-allotment option, less than 10% of the aggregate principal amount of Securities originally issued, up to $46,000,000) aggregate principal amount of Securities outstanding at such time, the Company may, subject to certain conditions specified in the Indenture, redeem for cash all the outstanding Securities at the Redemption Price.

4) Purchase By the Company at the Option of the Holder; Purchase at the Option of the Holder Upon a Fundamental Change

     a) Subject to the terms and conditions of the Indenture, a Holder shall have the option to require the Company to purchase all or a portion of its Securities held by such Holder on April 1, 2013, April 1, 2016 and April 1, 2021 at a Purchase Price specified in the Indenture.

     b) If a Fundamental Change shall occur at any time, each Holder shall have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to purchase all or a portion of its Securities at a Fundamental Change Purchase Price specified in the Indenture.

5)   Conversion

     Subject to the conditions and procedures set forth in the Indenture, and during the periods specified in the Indenture, a Holder may convert Securities, on or prior to the close of business on the Business Day immediately preceding Stated Maturity, into cash and shares of Common Stock, if any, at the Conversion Rate.

     The initial Conversion Rate is 48.0031 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. Upon conversion, the Company will pay cash and shares of Common Stock, if any, based on a Conversion Value and Net Shares or Net Cash, as applicable, as set forth in the Indenture. The Company shall deliver cash in lieu of any fractional share of Common Stock.

     A Holder may convert a portion of the Securities only if the principal amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture.

6)   Denominations; Transfer; Exchange

     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange of Securities (i) for a period of 15 days prior to the mailing of a notice of redemption of Securities selected for redemption under Article 5 of the Indenture; (ii) so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or (iii) surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

7)   Persons Deemed Owners

     The registered Holder of this Security may be treated as the owner of it for all purposes.

8)   Unclaimed Money

     If money for the payment of principal or interest (including any Contingent Interest and Liquidated Damages) remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9)   Amendment, Waiver

     The Indenture contains provisions permitting an amendment of the Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities or of at least a majority in principal amount of Securities then outstanding represented at a Securityholder meeting at which a quorum is present and the waiver of any Event of Default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Securityholder affected) or noncompliance with any provision with the written consent of the Holders of a majority in principal amount of the then outstanding Securities or of at least a majority in principal amount of Securities then outstanding represented at a Securityholder meeting at which a quorum is present.

     In addition, the Indenture permits an amendment of the Indenture or the Security without the consent of any Securityholder under circumstances specified in the Indenture.

10)  Defaults and Remedies

     If an Event of Default specified in the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities by notice to the Company to be due and payable immediately. In addition, certain specified Events of Default will cause the Securities to become immediately due and payable without further action by the Holders.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest (including any Contingent Interest and Liquidated Damages)) if it determines that withholding notice is in their interest.

11)  Trustee Dealings with the Company

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

12)  No Recourse Against Others

     An incorporator, director, officer, employee, Affiliate or stockholder, of each of the Company, or any Subsidiary Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Securities, the Indenture or any Subsidiary Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

13)  Authentication

     This Security shall not be valid until an authorized signatory of the Trustee manually authenticates this Security.

14)  Abbreviations

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

15)  CUSIP Numbers

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

16)  Governing Law

     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security. Requests may be made to:

King Pharmaceuticals, Inc.
501 Fifth Street
Bristol, Tennessee 37620
Attention: Treasury Department

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:
                  I or we assign and transfer this Security to

        ________________________________________________________________
              (Print or type assignee's name, address and zip code)

        ________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

________________________________________________________________________________


Date:                                   Your Signature:
      -------------------------------                   ------------------------


Signature Guarantee:
                     ------------------------------
                     (Signature must be guaranteed)


------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being:

                              CHECK ONE BOX BELOW:

[ ]  1 acquired for the undersigned's own account, without transfer; or

[ ]  2 transferred to the Company; or

[ ] 3 transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or

[ ] 4 transferred pursuant to and in compliance with Rule 144A under the Securities Act; or

[ ] 5 transferred pursuant to another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5) is checked, the Trustee or the Company may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.


                                        ----------------------------------------
                                        Signature:


Signature Guarantee:


-------------------------------------   ----------------------------------------
(Signature must be guaranteed)          Signature:

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program, pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       ------------------------------

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

       Amount of decrease    Amount of increase    Principal Amount of    Signature of
       in Principal Amount   in Principal Amount   this Global Security   authorized signatory
       of this Global        of this Global        following such         of Trustee or
Date   Security              Security              decrease or increase   Securities Custodian
----   -------------------   -------------------   --------------------   --------------------

                            FORM OF CONVERSION NOTICE

To: King Pharmaceuticals, Inc.

     The undersigned registered holder of this Security hereby exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, for cash and shares of Common Stock of King Pharmaceuticals, Inc., if any, in accordance with the terms of the Indenture referred to in this Security, and directs that cash and the shares, if any, issuable and deliverable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If cash, shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

     This notice shall be deemed to be an irrevocable exercise of the option to convert this Security.


Dated:
        -----------------------------   ----------------------------------------


                                        ----------------------------------------
                                                      Signature(s)
                                        The signature(s) should be guaranteed by
                                        an eligible guarantor institution
                                        (banks, stockbrokers, savings and loan
                                        associations and credit unions) with
                                        membership in an approved signature
                                        guarantee medallion program, pursuant to
                                        S.E.C. Rule 17Ad-15.


                                        ----------------------------------------
                                                   Signature Guarantee

Fill in for registration of shares if
to be delivered, and Securities if to
be issued other than to and in the
name of registered holder:

-------------------------------------   Principal amount to be converted (if
(Name)                                  less than all):
                                        $__________,000

-------------------------------------
(Street Address)

-------------------------------------   ----------------------------------------
(City state and zip code)               Social Security or Other Taxpayer Number
Please print name and address

                   FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

To: King Pharmaceuticals, Inc.

     The undersigned registered holder of this Security hereby acknowledges receipt of a notice from King Pharmaceuticals, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.


Dated:
       ------------------------------   ----------------------------------------


                                        ----------------------------------------
                                                      Signature(s)
                                        The signature(s) should be guaranteed by
                                        an eligible guarantor institution
                                        (banks, stockbrokers, savings and loan
                                        associations and credit unions) with
                                        membership in an approved signature
                                        guarantee medallion program, pursuant to
                                        S.E.C. Rule 17Ad-15.


                                        ----------------------------------------
                                                   Signature Guarantee

Fill in if a check is to be issued,
or Securities are to be issued, other
than to and in the name of registered
holder:

-------------------------------------   Principal amount to be purchased (if
(Name)                                  less than all):
                                        $___________,000

-------------------------------------
(Street Address)

-------------------------------------   ----------------------------------------
(City state and zip code)               Social Security or Other Taxpayer Number
Please print name and address

                             FORM OF PURCHASE NOTICE

To: King Pharmaceuticals, Inc.

     The undersigned registered holder of this Security hereby acknowledges receipt of a notice from King Pharmaceuticals, Inc. (the "Company") as to the holder's option to require the Company to repurchase this Security and requests and instructs the Company to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a integral multiple thereof) designated below, in accordance with the terms of the Indenture referred to in this Security and directs that the check or Common Stock of the Company, as applicable, in payment for this Security or the portion thereof and any Securities representing any unrepurchased principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.


Dated:
       ------------------------------   ----------------------------------------


                                        ----------------------------------------
                                                      Signature(s)
                                        The signature(s) should be guaranteed by
                                        an eligible guarantor institution
                                        (banks, stockbrokers, savings and loan
                                        associations and credit unions) with
                                        membership in an approved signature
                                        guarantee medallion program, pursuant to
                                        S.E.C. Rule 17Ad-15.


                                        ----------------------------------------
                                                   Signature Guarantee

Fill in if a check is to be issued,
or Securities are to be issued, other
than to and in the name of registered
holder:

-------------------------------------   Principal amount to be purchased (if
(Name)                                  less than all):
                                        $___________,000

-------------------------------------
(Street Address)

-------------------------------------   ----------------------------------------
(City state and zip code)               Social Security or Other Taxpayer Number
Please print name and address

                                                                       EXHIBIT B

           FORM OF INDENTURE SUPPLEMENT TO ADD SUBSIDIARY GUARANTORS

     This Supplemental Indenture, dated as of [__________] (this "SUPPLEMENTAL INDENTURE" or "GUARANTEE"), among [name of future Subsidiary Guarantor] (the "GUARANTOR"), King Pharmaceuticals, Inc. (together with its successors and assigns, the "COMPANY"), each other then existing Subsidiary Guarantor under the Indenture referred to below, and The Bank of New York Trust Company, N.A., as Trustee under the Indenture referred to below.

                                   WITNESSETH:

     WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of March 29, 2006 (as amended, supplemented, waived or otherwise modified, the "INDENTURE"), providing for the issuance of 1 1/4% Convertible Senior Notes due 2026 of the Company (the "SECURITIES");

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II
                        AGREEMENT TO BE BOUND; GUARANTEE

     Section 2.01. Agreement to be Bound. The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

     Section 2.02. Guarantee. The Guarantor fully, unconditionally and irrevocably Guarantees to each Holder of the Securities and the Trustee the Obligations pursuant to Article 10 of the Indenture on a senior basis.

                                   ARTICLE III
                                  MISCELLANEOUS

     Section 3.01. Notices. All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

     Section 3.02. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

     Section 3.03. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

     Section 3.04. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

     Section 3.05. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

     Section 3.06. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

     Section 3.07. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                        THE COMPANY

                                        KING PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE SUBSIDIARY GUARANTORS

                                        PARKEDALE PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        KING PHARMACEUTICALS RESEARCH AND
                                        DEVELOPMENT


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        KING PHARMACEUTICALS OF NEVADA


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        MERIDIAN MEDICAL TECHNOLOGIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        MONARCH PHARMACEUTICALS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE TRUSTEE

                                        THE BANK OF NEW YORK TRUST COMPANY,
                                        N.A., as Trustee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------